LOAN AND SECURITY AGREEMENT



                                      among



                               FFP PARTNERS, L.P.
                                    ("FFPP")

                          FFP OPERATING PARTNERS, L.P.
                                    ("FFPO")

                               DIRECT FUELS, L.P.
                                ("Direct Fuels")

                               2801 Glenda Avenue
                          Fort Worth, Texas 76117-4391



                                       and





                            HSBC BUSINESS LOANS, INC.
                                ("Secured Party")



                    12655 North Central Expressway, Suite 300
                            Dallas, Texas 75243-1717


                             Dated: October 31, 1997







                                TABLE OF CONTENTS


1.  DEFINITIONS.............................................................1
         1.1.  CERTAIN SPECIFIC TERMS.......................................1
         1.2.  SINGULARS AND PLURALS........................................8
         1.3.  UCC DEFINITIONS..............................................9
2.  ADVANCES................................................................9
         2.1.  REQUESTS FOR ADVANCES FOR REVOLVING LOANS....................9
         2.2.  PROCEEDS OF ADVANCES FOR REVOLVING LOANS.....................9
         2.3.  ESTABLISHMENT OF RESERVES....................................9
         2.4.  LETTERS OF CREDIT............................................9
3.  COLLATERAL AND INDEBTEDNESS SECURED....................................10
         3.1.  SECURITY INTEREST...........................................10
         3.2. OTHER COLLATERAL.............................................11
         3.3.  INDEBTEDNESS SECURED........................................11
4.  CONDITIONS TO ADVANCES.................................................11
         4.1.  PARTNERSHIP ACTION..........................................11
         4.2.  PARTNERSHIP DOCUMENTS.......................................11
         4.3. OPINIONS.....................................................11
         4.4.  TRANSACTION DOCUMENTS.......................................12
         4.5. THIRD PARTY ACTION...........................................12
         4.6. GUARANTIES...................................................12
         4.7. OTHER MATTERS................................................12
5.  REPRESENTATIONS AND WARRANTIES.........................................12
         5.1.  PARTNERSHIP EXISTENCE.......................................12
         5.2.  PARTNERSHIP CAPACITY........................................12
         5.3.  VALIDITY OF RECEIVABLES.....................................12
         5.4.  INVENTORY...................................................13
         5.5.  TITLE TO COLLATERAL.........................................13
         5.6.  NOTES RECEIVABLE............................................13
         5.7.  EQUIPMENT...................................................13
         5.8.  PLACE OF BUSINESS...........................................14
         5.9.  FINANCIAL CONDITION.........................................14
         5.10.  TAXES......................................................14
         5.11.  LITIGATION.................................................14
         5.12.  ERISA MATTERS..............................................14
         5.13.  ENVIRONMENTAL MATTERS......................................15
         5.14.  VALIDITY OF TRANSACTION DOCUMENTS..........................15
         5.15.  NO CONSENT OR FILING.......................................15
         5.16.  NO VIOLATIONS..............................................15
         5.17.  TRADEMARKS AND PATENTS.....................................16
         5.18.  CONTINGENT LIABILITIES.....................................16
         5.19. SOLVENCY....................................................16
         5.20.  COMPLIANCE WITH LAWS.......................................16
         5.21.  LICENSES, PERMITS, ETC.....................................16
         5.22. USE OF PROCEEDS; MARGIN STOCK...............................16
         5.23. COMMISSIONS.................................................17
         5.24.  LABOR CONTRACTS............................................17
         5.25.  CONSOLIDATED SUBSIDIARIES..................................17
         5.26. ACCURACY OF REPRESENTATIONS.................................17
         5.27.  PARTNERSHIP INTERESTS......................................17
         5.28.  NO ADVERSE CHANGE..........................................17
         5.29.  NO DEFAULT.................................................17
         5.30.  MATERIAL AGREEMENTS........................................17
         5.31.  NO FINANCING OF CORPORATE TAKEOVERS........................17
6.  CERTAIN DOCUMENTS TO BE DELIVERED TO SECURED PARTY.....................17
         6.1.  DOCUMENTS...................................................17
         6.2.  INVOICES....................................................18
         6.3.  CHATTEL PAPER...............................................18
7.  COLLECTIONS............................................................18
8.  PAYMENT OF PRINCIPAL, INTEREST, FEES, AND COSTS AND EXPENSES...........18
         8.1.  PROMISE TO PAY PRINCIPAL....................................18
         8.2.  PROMISE TO PAY INTEREST.....................................19
         8.3.  PROMISE TO PAY FEES.........................................19
         8.4.  PROMISE TO PAY COSTS AND EXPENSES...........................20
         8.5.  METHOD OF PAYMENT OF PRINCIPAL, INTEREST, FEES, AND
                  COSTS AND EXPENSES.......................................20
         8.6.  COMPUTATION OF DAILY OUTSTANDING BALANCE....................21
         8.7.  ACCOUNT STATED..............................................21
         8.8. CAPITAL ADEQUACY.............................................21
         8.9. ADDITIONAL PROVISIONS APPLICABLE TO LIBOR....................22
9.  PROCEDURES AFTER SCHEDULING RECEIVABLES................................24
         9.1.  RETURNED MERCHANDISE........................................24
         9.2.  CREDITS AND EXTENSIONS......................................25
         9.3.   RETURNED INSTRUMENTS.......................................25
         9.4.  DEBIT MEMORANDA.............................................25
         9.5.  NOTES RECEIVABLE............................................25
10.  AFFIRMATIVE COVENANTS.................................................26
         10.1.  FINANCIAL STATEMENTS.......................................26
         10.2.  GOVERNMENT AND OTHER SPECIAL RECEIVABLES...................26
         10.3.  TERMS OF SALE..............................................27
         10.4.  BOOKS AND RECORDS..........................................27
         10.5.  INVENTORY IN POSSESSION OF THIRD PARTIES...................27
         10.6.  EXAMINATIONS...............................................27
         10.7.  VERIFICATION OF COLLATERAL.................................27
         10.8.  RESPONSIBLE PARTIES........................................27
         10.9.  TAXES......................................................27
         10.10.  LITIGATION................................................28
         10.11.  INSURANCE.................................................28
         10.12.  EXISTENCE; BUSINESS.......................................28
         10.13.  PENSION REPORTS...........................................29
         10.14.  NOTICE OF NON-COMPLIANCE..................................29
         10.15.  COMPLIANCE WITH ENVIRONMENTAL LAWS........................29
         10.16. DEFEND COLLATERAL..........................................29
         10.17.  USE OF PROCEEDS...........................................29
         10.18.  COMPLIANCE WITH LAWS......................................29
         10.19.  MAINTENANCE OF PROPERTY...................................29
         10.20.  LICENSES, PERMITS, ETC....................................30
         10.21.  TRADEMARKS AND PATENTS....................................30
         10.22.  ERISA.....................................................30
         10.23.  MAINTENANCE OF OWNERSHIP..................................30
         10.24.  ACTIVITIES OF CONSOLIDATED SUBSIDIARIES...................30
         10.25. LANDLORD AND WAREHOUSEMAN WAIVERS..........................30
         10.26. COMPLIANCE WITH MATERIAL AGREEMENTS........................30
         10.27. OTHER NOTICES..............................................30
11.  NEGATIVE COVENANTS....................................................31
         11.1.  LOCATION OF INVENTORY, EQUIPMENT, AND BUSINESS RECORDS.....31
         11.2.  BORROWED MONEY.............................................31
         11.3.  SECURITY INTEREST AND OTHER ENCUMBRANCES...................31
         11.4.  STORING AND USE OF COLLATERAL..............................31
         11.5.  MERGERS, CONSOLIDATIONS, OR SALES..........................31
         11.6.  PARTNERSHIP INTERESTS......................................31
         11.7.  DISTRIBUTIONS..............................................31
         11.8.  INVESTMENTS AND ADVANCES...................................31
         11.9.  GUARANTIES.................................................32
         11.10.  LEASES....................................................32
         11.11.  CAPITAL EXPENDITURES......................................32
         11.12.  COMPENSATION..............................................32
         11.13.  NAME CHANGE...............................................32
         11.14.  DISPOSITION OF COLLATERAL.................................32
         11.15.  FINANCIAL COVENANTS.......................................32
         11.16.  FISCAL YEAR AND ACCOUNTING METHOD.........................32
         11.17.  LINES OF BUSINESS.........................................32
12.  EVENTS OF DEFAULT.....................................................33
         12.1.  EVENTS OF DEFAULT..........................................33
         12.2.  EFFECTS OF AN EVENT OF DEFAULT.............................35
13.  SECURED PARTY'S RIGHTS AND REMEDIES...................................35
         13.1.  GENERALLY..................................................35
         13.2.  NOTIFICATION OF ACCOUNT DEBTORS............................35
         13.3.  POSSESSION OF COLLATERAL...................................36
         13.4.  COLLECTION OF RECEIVABLES..................................36
         13.5.  ENDORSEMENT OF CHECKS; DEBTOR'S MAIL.......................36
         13.6.  LICENSE TO USE PATENTS, TRADEMARKS, AND TRADENAMES.........36
14.  MISCELLANEOUS.........................................................36
         14.1.  PERFECTING THE SECURITY INTEREST; PROTECTING THE
                  COLLATERAL...............................................36
         14.2.  PERFORMANCE OF DEBTOR'S DUTIES.............................36
         14.3.  NOTICE OF SALE.............................................37
         14.4.  WAIVER BY SECURED PARTY....................................37
         14.5.  WAIVER BY DEBTOR...........................................37
         14.6.  SETOFF.....................................................37
         14.7.  ASSIGNMENT.................................................37
         14.8.  SUCCESSORS AND ASSIGNS.....................................37
         14.9.  MODIFICATION...............................................37
         14.10.  COUNTERPARTS..............................................37
         14.11.  GENERALLY ACCEPTED ACCOUNTING PRINCIPLES..................38
         14.12.  INDEMNIFICATION...........................................38
         14.13.  TERMINATION; PREPAYMENT PREMIUM...........................39
         14.14.  FURTHER ASSURANCES........................................40
         14.15.  HEADINGS..................................................40
         14.16.  CUMULATIVE SECURITY INTEREST, ETC.........................40
         14.17.  SECURED PARTY'S DUTIES....................................40
         14.18.  NOTICES GENERALLY.........................................40
         14.19.  SEVERABILITY..............................................40
         14.20.  INCONSISTENT PROVISIONS...................................40
         14.21.  USURY SAVINGS.............................................41
         14.22. PARTICIPATIONS.............................................41
         14.23.  APPLICABLE LAW............................................41
         14.24.  CONSENT TO JURISDICTION...................................42
         14.25.  JURY TRIAL WAIVER.........................................42
         14.26.  ARTICLE 15.10(b)..........................................42
         14.27.  FINAL AGREEMENT...........................................42


Debtor and Secured Party agree as follows:


1.  DEFINITIONS.

          1.1. CERTAIN SPECIFIC TERMS. For purposes of this Loan and Security Agreement (this "Agreement"), the following terms shall have the following meanings:

          (a) ACCOUNT DEBTOR means the person, firm, or entity obligated to pay a Receivable.

          (b) ADVANCE means any Revolving Loan or Term Loan made to Debtor by Secured Party pursuant to this Agreement.

          (c) BORROWING CAPACITY means, at the time of computation, the amount specified in Item 1 of the Schedule.

          (d) BUSINESS DAY means a day other than a Saturday, Sunday, or other day on which banks are authorized or required to close under the laws of New York or the State; provided, that such day is a day in which transactions occur in the London interbank market, and provided, further, that for purposes of Item 20 of the Schedule and of calculations made with reference thereto, a Business Day shall be deemed to be the equivalent of
     1.4 calendar days.

          (e) COLLATERAL means collectively all of the property of Debtor subject to the Security Interest and described in Sections 3.1 and 3.2.

          (f) CONSOLIDATED SUBSIDIARY means any entity of which at least 50% of the equity interest is owned by Debtor directly, or indirectly through one or more of its subsidiaries. If Debtor has no Consolidated Subsidiaries, the provisions of this Agreement relating to Consolidated Subsidiaries shall be inapplicable without affecting the applicability of such provisions to Debtor alone.

          (g)  CREDIT  means  any  discount,   allowance,   credit,  rebate,  or
     adjustment granted by Debtor with respect to a Receivable, other than a cash discount described in Item 3 of the Schedule.

          (h) DEBT SERVICE COVERAGE means, for the period of determination, a ratio with the Net Profit After Taxes (as defined below) plus depreciation and amortization expense as the numerator and the sum of the regular principal payments of any long term debt due over the next 12 months as the denominator.

          (i) DEBT TO TANGIBLE NET WORTH RATIO means a ratio with total liabilities minus the principal balance of any debt that is subordinated to Secured Party in a manner satisfactory to Secured Party as the numerator and with Tangible Net Worth (as defined below) as the denominator.

          (j) DEBTOR means, collectively, FFPP, FFPO and Direct Fuels (as defined on the cover page to this Agreement) and, if the context so requires, DEBTOR shall refer to any of such parties.


          (k) DISPOSAL means the intentional or unintentional abandonment, discharge, deposit, injection, dumping, spilling, leaking, storing, burning, thermal destruction, or placing of any Hazardous Substances so that they or any of their constituents may enter the environment.

          (l) ELIGIBLE EQUIPMENT means that Equipment of Debtor in which Secured Party has a first-priority perfected security interest reduced by (i) any Equipment as to which a representation or warranty contained in Section 5.5 or 5.7 is not, or does not continue to be, true and accurate; and (ii) any Equipment which is otherwise unacceptable to Secured Party, in its reasonable judgment.

          (m) ELIGIBLE INVENTORY means all Inventory of Debtor in which Secured Party has a first-priority perfected security interest reduced by (i) any Inventory as to which a representation or warranty contained in Section 5.4 or 5.5 is not, or does not continue to be, true and accurate; and (ii) any Inventory which is otherwise unacceptable to Secured Party, in its reasonable judgment.

          (n) ENVIRONMENT means any water including, but not limited to, surface water and ground water or water vapor; any land including land surface or subsurface; stream sediments; air; fish, wildlife, plants; and all other natural resources or environmental media.

          (o) ENVIRONMENTAL LAWS means all federal, state, and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes, and rules relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production, or disposal of Hazardous Substances and the policies, guidelines, procedures, interpretations, decisions, orders, and directives of federal, state, and local governmental agencies and authorities with respect thereto.

          (p) ENVIRONMENTAL PERMITS means all licenses, permits, approvals, authorizations, consents, or registrations required by any applicable Environmental Laws and all applicable judicial and administrative orders in connection with ownership, lease, purchase, transfer, closure, use, and/or operation of any property owned, leased, or operated by Debtor or any Consolidated Subsidiary and/or as may be required for the storage, treatment, generation, transportation, processing, handling, production, or disposal of Hazardous Substances.

          (q) ENVIRONMENTAL QUESTIONNAIRE means a questionnaire and all attachments thereto concerning (i) activities and conditions affecting the Environment at any property of Debtor or any Consolidated Subsidiary or
     (ii) the enforcement or possible enforcement of any Environmental Law against Debtor or any Consolidated Subsidiary.

          (r) ENVIRONMENTAL REPORT means a written report prepared for Secured Party by an environmental consulting or environmental engineering firm.

          (s) ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          (t) EURODOLLAR INTEREST PERIOD means the period of time for which LIBOR shall be in effect as to any Advance bearing interest at LIBOR, commencing on the date of the Advance or the expiration date of the immediately preceding Eurodollar Interest Period, as the case may be, applicable to and ending on the effective date of any rate change or rate continuation made as provided in Section 8.9(a) as a Debtor may specify in a Notice of Continuation/Conversion, subject, however to the early termination provisions herein; provided, however, that (i) any Eurodollar Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Eurodollar Interest Period shall end on the next preceding Business Day, (ii) each Eurodollar Interest Period shall be three or six calendar months for each Revolving Loan, and six or twelve calendar months for the Term Loan, or be of such other length as the Debtor and the Secured Party may mutually agree, (iii) a Eurodollar Interest Period may not be selected for any Advance if such period would terminate later than the time specified in
     Section 14.13(a), and (iv) a Eurodollar Interest Period may not be selected for any Advance if such period would terminate beyond a date on which a scheduled payment of principal on such Advance is required.

          (u) EURODOLLAR LENDING OFFICE means the office specified as the Secured Party's "Eurodollar Lending Office" in Item 37 of the Schedule.

          (v) EURODOLLAR RESERVE PERCENTAGE means, for any Eurodollar Interest Period for any Advance bearing interest at LIBOR, the reserve percentage applicable during such Eurodollar Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Eurodollar Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System.

          (w) EVENT OF DEFAULT means an Event of Default or Events of Default as defined in Section 12.1.

          (x) EXTENSION means the granting to an Account Debtor of additional time within which such Account Debtor is required to pay a Receivable.

          (y) FEDERAL BANKRUPTCY CODE means Title 11 of the United States Code, entitled "Bankruptcy," as amended, or any successor federal bankruptcy law.

          (z) GUARANTOR means, collectively, Direct Fuels Management Company, Inc. and FFP Partners Management Company, Inc., and if the context so requires, GUARANTOR shall refer to any of such parties.

          (aa) HAZARDOUS SUBSTANCES means, without limitation, any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances, and any other material defined as a hazardous substance in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601(14).

          (bb) HIGHEST LAWFUL RATE means, with respect to the Secured Party and Marine Midland Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to the Advances or on other amounts, if any, due to Secured Party or Marine Midland Bank pursuant to this Agreement or any other Transaction Document, under laws applicable to Secured Party and Marine Midland Bank which are presently in effect, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          (cc) INDEBTEDNESS means the indebtedness secured by the Security Interest and described in Section 3.3.

          (dd) INELIGIBLE RECEIVABLES means the following described Receivables and any other Receivables which are not reasonably satisfactory to Secured Party for credit or any other reason:

          (i) Any Receivable which has remained unpaid for more than the number of days specified in Item 4 of the Schedule.

          (ii) Any Receivable with respect to which a representation or warranty contained in Sections 5.3, 5.5, or 5.6 is not, or does not continue to be, true and accurate, including, without limitation, any Receivable subject to a setoff.

          (iii) Any Receivable with respect to which Debtor has extended the time for payment without the consent of Secured Party, except as provided in Section 9.2(a).

          (iv) Any Receivable as to which any one or more of the following events occurs: a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect, shall be filed by or against a Responsible Party; a Responsible Party shall make any general assignment for the benefit of creditors; a receiver or trustee, including, without limitation, a "custodian," as defined in the Federal Bankruptcy Code, shall be appointed for a Responsible Party or for any of the assets of a Responsible Party; any other type of insolvency proceeding with respect to a Responsible Party (under the bankruptcy laws of the United States or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, a Responsible Party shall be instituted; all or any material part of the assets of a Responsible Party shall be sold, assigned, or transferred; a Responsible Party shall fail to pay its debts as they become due; or a Responsible Party shall cease doing business as a going concern.

          (v) All Receivables owed by an Account Debtor owing Receivables classified as ineligible under any criterion set forth in any of Sections 1.1(dd)(i) through 1.1(dd)(iv), if the outstanding dollar amount of such Receivables constitutes a percentage of the aggregate outstanding dollar amount of all Receivables owed by such Account Debtor equal to or greater than the percentage specified in Item 5 of the Schedule.

          (vi) All Receivables owed by an Account Debtor which does not maintain its chief executive office in the United States or which is not organized under the laws of the United States or any state, unless otherwise specified in Item 6 of the Schedule.

          (vii) All Receivables owed by an Account Debtor if Debtor or any person who, or entity which, directly or indirectly controls Debtor, either owns in whole or material part, or directly or indirectly controls, such Account Debtor.

          (viii) Any Receivable arising from a consignment or other arrangement, pursuant to which the subject Inventory is returnable if not sold or otherwise disposed of by the Account Debtor; any Receivable constituting a partial billing under terms providing for payment only after full shipment or performance; any Receivable arising from a bill and hold sale or in connection with any prebilling where the Inventory or services have not been delivered, performed, or accepted by the Account Debtor if Secured Party has not entered into a written agreement satisfactory to Secured Party with such Account Debtor relating to such Receivables; and any Receivable as to which the Account Debtor contends the balance reported by Debtor is incorrect or not owing.

          (ix) Any Receivable which is unenforceable against the Account Debtor for any reason.

          (x) Any Receivable which is an Instrument, Document, or Chattel Paper or which is evidenced by a note, draft, trade acceptance, or other instrument for the payment of money where such Instrument, Document, Chattel Paper, note, draft, trade acceptance, or other instrument has not been endorsed and delivered by Debtor to Secured Party.

          (xi) Any Receivable or Receivables owed by an Account Debtor which exceeds any credit limit established by Secured Party for such Account Debtor; provided, that such Receivable or Receivables shall be ineligible only to the extent of such excess.

          (ee) INTANGIBLE ASSETS means (1) all loans or advances to, and other receivables owing from, any officers, employees, subsidiaries and other affiliates, (2) all investments, whether in a subsidiary or otherwise, (3) goodwill, (4) any other assets deemed intangible under generally accepted accounting principles, and (5) any other assets deemed intangible by Secured Party in its reasonable credit judgement.

          (ff) INTERNAL REVENUE CODE means the Internal Revenue Code of 1986, as amended from time to time.

          (gg) INVENTORY means inventory, as defined in the Uniform Commercial Code as in effect in the State as of the date of this Agreement, and in any event shall include returned or repossessed Goods.

          (hh) INVENTORY BORROWING BASE means, at the time of computation, an amount up to the percentages specified in Item 2 of the Schedule of the dollar value of Eligible Inventory, such dollar value to be calculated at the lower of actual cost or market value and accounted for in the manner specified in Item 7 of the Schedule, less the amount of any reserves established by Secured Party in accordance with Section 2.3.

          (ii) INVOICE means any document or documents used, or to be used, to evidence a Receivable.

          (jj) LETTER OF CREDIT means any documentary or standby letter of credit issued by Marine Midland Bank for the account of the Debtor.

          (kk) LIBOR means with respect to the applicable Eurodollar Interest Period in effect for each Advance bearing interest at LIBOR, the quotient obtained by dividing (a) the annual rate of interest determined by Marine Midland Bank, at or before 10:00 a.m. (London time) (or as soon thereafter as practicable), on the third Business Day prior to the first day of such Eurodollar Interest Period, to be the annual rate of interest at which deposits of U.S. dollars are offered to Marine Midland Bank by prime banks in the London interbank market as may be selected by Marine Midland Bank in its sole discretion, acting in good faith, at the time of determination and in accordance with the then existing practice in such market for delivery on the first day of such Eurodollar Interest Period in immediately available funds and having a maturity equal to such Eurodollar Interest Period in an amount equal (or as nearly equal as may be possible) to the unpaid principal amount of such Advance by (b) a percentage equal to 100% minus the Eurodollar Reserve Percentage for such Eurodollar Interest Period. Each determination of LIBOR made by Marine Midland Bank in accordance with this paragraph shall be conclusive except in the case of manifest error.

          (ll) MARINE PAYMENT ACCOUNT means the special bank account to which Proceeds of Collateral, including, without limitation, payments on Receivables and other payments from sales or leases of Inventory, are credited. There is a Marine Payment Account if so indicated in Item 8 of the Schedule.

          (mm) NET PROFIT AFTER TAXES means, for a period of determination, net income after provisions for taxes for such period, determined in accordance with generally accepted accounting principles consistently applied.

          (nn) NOTICE OF CONTINUATION/CONVERSION is defined in Section 8.9(a).

          (oo) PENSION EVENT means, with respect to any Pension Plan, the occurrence of (i) any prohibited transaction described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code; (ii) any Reportable Event; (iii) any complete or partial withdrawal, or proposed complete or partial withdrawal, of Debtor or any Consolidated Subsidiary from such Pension Plan; (iv) any complete or partial termination, or proposed complete or partial termination, of such Pension Plan; or (v) any accumulated funding deficiency (whether or not waived), as defined in
     Section 302 of ERISA or in Section 412 of the Internal Revenue Code.


          (pp) PENSION PLAN means any pension plan, as defined in Section 3(2) of ERISA, which is a multiemployer plan or a single employer plan, as defined in Section 4001 of ERISA, and subject to Title IV of ERISA and which is (i) a plan maintained by Debtor or any Consolidated Subsidiary for employees or former employees of Debtor or of any Consolidated Subsidiary;
     (ii) a plan to which Debtor or any Consolidated Subsidiary contributes or is required to contribute; (iii) a plan to which Debtor or any Consolidated Subsidiary was required to make contributions at any time during the five
     (5) calendar years preceding the date of this Agreement; or (iv) any other plan with respect to which Debtor or any Consolidated Subsidiary has incurred or may incur liability, including, without limitation, contingent liability, under Title IV of ERISA either to such plan or to the Pension Benefit Guaranty Corporation. For purposes of this definition, and for purposes of Sections 1.1(ii), 5.12, and 12.1(i), Debtor shall include any trade or business (whether or not incorporated) which, together with Debtor or any Consolidated Subsidiary, is deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA.

          (qq) PRIME RATE means the rate of interest publicly announced by Marine Midland Bank from time to time as its prime rate, which rate is a base rate for calculating interest on certain loans. The rate announced by Marine Midland Bank as its prime rate may or may not be the most favorable rate charged by Marine Midland Bank to its customers.

          (rr) RECEIVABLE means the right to payment for Goods sold or leased or services rendered by Debtor, whether or not earned by performance, and may, without limitation, in whole or in part be in the form of an Account, Chattel Paper, Document, or Instrument.

          (ss) RECEIVABLES BORROWING BASE means, at the time of its computation, the aggregate amount of the outstanding Receivables in which Secured Party has a first priority perfected security interest (adjusted with respect to Credits and returned merchandise as provided in Article 9 hereof) less the amount of Ineligible Receivables and any reserves established by Secured Party in accordance with Section 2.3.

          (tt) RELEASE means "release," as defined in Section 101(22) of the Comprehensive, Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601(22), and the regulations promulgated thereunder.

          (uu) REPORTABLE EVENT means any event described in Section 4043(b) of ERISA or in regulations issued thereunder with regard to a Pension Plan.

          (vv) RESPONSIBLE PARTY means an Account Debtor, a general partner of an Account Debtor, or any party otherwise in any way directly or indirectly liable for the payment of a Receivable.

          (ww) REVOLVING LOAN is defined in Section 2.1.

          (xx) SCHEDULE means the schedule executed in connection with, and which is a part of, this Agreement.

          (yy) SECURED PARTY means the person or entity defined on the cover page of this Agreement and any successors or assigns of Secured Party.

          (zz) SECURITY INTEREST means the security interest granted to Secured Party by Debtor as described in Section 3.1.

          (aaa) SOLVENT means, with respect to any person or entity on a particular determination date, that on such date (i) the fair value of the property of such person or entity is greater than the total amount of debts and other liabilities, including, without limitation, contingent and unliquidated liabilities, of such person or entity; (ii) the present fair salable value of the assets of such person or entity is greater than the amount that will be required to pay the probable liability of such person or entity on its existing debts and other liabilities as they become absolute and matured; (iii) such person or entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business; (iv) such person or entity does not intend to, and does not believe that it will, incur debts or other liabilities beyond such person's or entity's ability to pay as such debts and other liabilities mature or become due; and (v) such person or entity is not engaged in a business or transaction, and is not about to engage in a business or a transaction, for which such person's or entity's property would constitute unreasonably small capital.

          (bbb) STATE means the State of the United States specified in Item 31 of the Schedule.

          (ccc) TANGIBLE NET WORTH means the sum of stockholders' and owners' equity plus the principal balance of any debt that is subordinated to Secured Party in a manner satisfactory to Secured Party minus the book value of Intangible Assets (as defined above), all determined in accordance with generally accepted accounting principles consistently applied.

          (ddd) TERM LOAN is defined in Section 2.5.

          (eee) THIRD PARTY means any person or entity who has executed and delivered, or who in the future may execute and deliver, to Secured Party any agreement, instrument, or document, pursuant to which such person or entity has guaranteed to Secured Party the payment of the Indebtedness or has granted Secured Party a security interest in or lien on some or all of such person's or entity's real or personal property to secure the payment of the Indebtedness.

          (fff) TRANSACTION DOCUMENTS means this Agreement and all documents, including, without limitation, collateral documents, letter of credit agreements, notes, acceptance credit agreements, security agreements, pledges, guaranties, mortgages, title insurance, assignments, and subordination agreements required to be executed by Debtor, any Third Party, or any Responsible Party pursuant hereto or in connection herewith.

          (ggg) TREASURY RATE means the weekly average yield on United States Treasury Securities-Constant Maturity Series issued by the United States Government for a term of three (3) years, as most recently published by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519), immediately prior to the date of the applicable Advance. Each determination of the Treasury Rate by the Secured Party shall, in the absence of manifest error, be conclusive and binding. The parties understand and agree that at any particular time Secured Party may not be able to obtain a quotation of an applicable Treasury Rate and in such circumstance the Treasury Rate will not be available.

          (hhh) VALIDITY GUARANTY means an unlimited, continuing guaranty of the validity of the collateral by Steven B. Hawkins or other officers of the Debtor acceptable to the Secured Party, in a form acceptable to the Secured Party.

          (iii) VALUE means, with respect to Inventory, the lower of actual cost or market value, with respect to Equipment, the net book value, and with respect to Real Property, the fair market value, in each case as determined by appraisers acceptable to Secured Party in its sole discretion.

          1.2. SINGULARS AND PLURALS. Unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular.

          1.3. UCC DEFINITIONS. Unless otherwise defined in Section 1.1 or elsewhere in this Agreement, capitalized words shall have the meanings set forth in the Uniform Commercial Code as in effect in the State as of the date of this Agreement.


2.  ADVANCES.

          2.1. REQUESTS FOR ADVANCES FOR REVOLVING LOANS. From time to time prior to the expiration of this Agreement, each Debtor may make a written or oral request for an Advance as a revolving loan so long as the sum of the aggregate principal balance of all outstanding revolving loans and such requested Advance of such requesting Debtor does not exceed the Borrowing Capacity designated for such requesting Debtor as then computed (each, a "Revolving Loan"); and Secured Party shall make such requested Advance, provided that (i) the Borrowing Capacity would not, after giving effect to the requested Advance, be so exceeded; (ii) there has not occurred an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default; and (iii) all representations and warranties contained in this Agreement and in the other Transaction Documents are true and correct on the date such requested Advance is made as though made on and as of such date. Notwithstanding any other provision of this Agreement, Secured Party may from time to time reduce the percentages applicable to the Receivables Borrowing Base and the Inventory Borrowing Base as they relate to amounts of the Borrowing Capacity if Secured Party determines in its reasonable judgment, that there has been a material change in circumstances related to any or all Receivables or Inventory from those circumstances in existence on or prior to the date of this Agreement or in the financial or other condition of Debtor. Subject to the provisions contained in Section 8.9 herein, if Secured Party shall reduce such percentage, then Debtor shall have the right to prepay in full the total outstanding balance owing to Secured Party under this Agreement without penalty, notwithstanding the provisions contained in Section 14.13(b) herein; provided, however, there shall not have occurred an Event of Default. Each oral request for an Advance shall be conclusively presumed to be made by a person authorized by Debtor to do so, and the making of the Advance to Debtor as hereinafter provided shall conclusively establish Debtor's obligation to repay the Advance.

          2.2. PROCEEDS OF ADVANCES FOR REVOLVING LOANS. Advances shall be made in the manner agreed by Debtor and Secured Party in writing or, absent any such agreement, as determined by Secured Party.

          2.3. ESTABLISHMENT OF RESERVES. Secured Party may, at any time and from time to time, in its reasonable judgment, establish reserves against the Receivables or the Inventory of Debtor. The amount of such reserves shall be subtracted from the Receivables Borrowing Base or Inventory Borrowing Base, as applicable, when calculating the amount of the Borrowing Capacity. Subject to the provisions contained in Section 8.9 herein, if Secured Party shall establish such reserve, then Debtor shall have the right to prepay in full the total outstanding balance owing to Secured Party under this Agreement without penalty, notwithstanding the provisions contained in Section 14.13(b) herein; provided, however, there shall not have occurred an Event of Default.

          2.4. LETTERS OF CREDIT. At the request of Debtor, and upon execution of Letter of Credit documentation satisfactory to Marine Midland Bank, Secured Party, within the limits of the Borrowing Capacity as then computed, may guarantee Letters of Credit issued from time to time by the Marine Midland Bank for the account of Debtor in an amount not exceeding in the aggregate at any one time outstanding the amount set forth in Item 9 of the Schedule. The Letters of Credit shall be on terms mutually acceptable to Secured Party and Debtor and no Letters of Credit shall have an expiration date later than the termination date of this Agreement. An Advance in an amount equal to any amount paid by Marine Midland Bank on any draft drawn under any Letter of Credit shall be made to Debtor, and the proceeds thereof delivered to Marine Midland Bank, immediately upon notification to Secured Party that Marine Midland Bank made payment on such draft. In connection with the issuance of any Letters of Credit, Debtor shall pay to Secured Party the applicable fees charged by Marine Midland Bank.

          2.5 TERM LOAN. A term loan in the amount of $8,000,000 (the "Term Loan") is available to Debtor in a one-time Advance on the date of this Agreement.

          2.6 JOINT AND SEVERAL LIABILITY. FFPP, FFPO and Direct Fuels shall be jointly and severally liable for each Revolving Loan, each Letter of Credit and the Term Loan.


3.  COLLATERAL AND INDEBTEDNESS SECURED.

          3.1. SECURITY INTEREST. Debtor hereby grants to Secured Party a security interest in, and a lien on, the following property of Debtor wherever located and whether now owned or hereafter acquired:

          (a)  All  Accounts,   Inventory,   Goods,  Fixtures,   Chattel  Paper,
     Documents, and Instruments, whether or not specifically assigned to Secured Party (including, without limitation, all Receivables).

          (b) All General Intangibles, whether or not assigned to Secured Party, including without limitation, contracts, contract rights and general intangibles of Debtor, including without limitation all tax refunds, claims, causes of action, judgments, franchises, permits, licenses, supply contracts, purchase contracts, agreements, goodwill, trademarks, copyrights, trade secrets, patents, and all rights and benefits of Debtor with respect thereto.

          (c) All Equipment (whether or not affixed to realty), whether now owned or hereafter acquired, wherever located unless otherwise set forth on Exhibit B, under the heading Capital Leases Secured by Equipment.

          (d) All guaranties, collateral, liens on, or security interests in, real or personal property, leases, letters of credit, and other rights, agreements, and property securing or relating to payment of Receivables.

          (e) All books, records, ledger cards, data processing records, computer software, and other property at any time evidencing or relating to Collateral.

          (f) All monies, securities, and other property now or hereafter held, or received by, or in transit to, Secured Party from or for Debtor, and all of Debtor's deposit accounts, credits, and balances with Secured Party existing at any time.

          (g) All parts, accessories, attachments, special tools, additions, replacements, substitutions, and accessions to or for all of the foregoing.

          (h) All proceeds of letters of credit of which Debtor is the beneficiary or in which Debtor has a beneficial interest.

          (i) All proceeds and products of all of the foregoing in any form, including, without limitation, amounts payable under any policies of insurance insuring the foregoing against loss or damage, and all increases and profits received from all of the foregoing.

         3.2. OTHER COLLATERAL.

          Nothing contained in this Agreement shall limit the rights of Secured Party in and to any other collateral securing the Indebtedness which may have been, or may hereafter be, granted to Secured Party by Debtor or any Third Party, pursuant to any other agreement.

          3.3. INDEBTEDNESS SECURED. The Security Interest secures payment of any and all indebtedness, and performance of all obligations and agreements, of Debtor to Secured Party, whether now existing or hereafter incurred or arising, of every kind and character, primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, and whether such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including, without limitation: (a) all Advances; (b) all interest which accrues on any such indebtedness, until payment of such indebtedness in full, including, without limitation, all interest provided for under this Agreement; (c) all other monies payable by Debtor, and all obligations and agreements of Debtor to Secured Party, pursuant to the Transaction Documents; (d) all debts owed, or to be owed, by Debtor to others which Secured Party has obtained, or may obtain, by assignment or otherwise; (e) all monies payable by any Third Party, and all obligations and agreements of any Third Party to Secured Party, pursuant to any of the Transaction Documents; and (f) all monies due, and to become due, pursuant to Section 8.3.


          4. CONDITIONS TO ADVANCES. Notwithstanding any other provision of this Agreement or any of the other Transaction Documents, and without affecting in any manner the rights of Secured Party under any other provision of this Agreement, Secured Party shall not be obligated to make Advances unless and until the following conditions have been, and continue to be, satisfied:

          4.1. PARTNERSHIP ACTION. Debtor shall have taken all necessary and appropriate partnership action, and the Partners of Debtor shall have adopted resolutions authorizing, and the partners of Debtor (to the extent required under Debtor's organizational documents or applicable law) shall have consented to, this Agreement, and the borrowings hereunder, the execution and delivery of the Transaction Documents and the taking of all action required of Debtor by the Transaction Documents; and Debtor shall have furnished to Secured Party certified copies of such partnership resolutions and such other corporate documents as Secured Party shall reasonably request.

          4.2. PARTNERSHIP DOCUMENTS. There shall have been furnished to Secured Party (a) copies of the certificate of limited partnership and limited partnership agreements of Debtor, certified by its general partner as of the date of this Agreement; (b) a certificate of Debtor's existence or equivalent certificate duly issued of recent date by the Secretary of State of the state specified in Item 10 of the Schedule, and certificates of authority to do business in each state in which Debtor is licensed or qualified to do business; (c) a certificate of incumbency specifying the officers of the general partner of Debtor, together with their specimen signatures; and (d) such other and further documents as Secured Party may reasonably request, including, without limitation, tax status reports covering payment of franchise taxes, if any, and other taxes.

          4.3. OPINIONS. Independent counsel for Debtor shall have furnished to Secured Party their favorable opinion, in form and content satisfactory to Secured Party and Debtor and their respective counsel, dated the date of this Agreement. If this Agreement is being executed and delivered in connection with the acquisition of stock or assets by Debtor, Debtor shall also have caused the seller of such stock or assets to furnish to Secured Party an opinion of counsel for such seller or a letter authorizing Secured Party to rely on such an opinion, in form and content satisfactory to Secured Party and its counsel, dated the date of this Agreement.

          4.4. TRANSACTION DOCUMENTS. Debtor shall have delivered to Secured Party all the Transaction Documents, as required by, and in form and content satisfactory to, Secured Party and its counsel.

          4.5. THIRD PARTY ACTION. Each Third Party shall have (i) taken all necessary and appropriate corporate and shareholder action, and the Board of Directors of the Third Party shall have adopted resolutions authorizing the execution and delivery of the guaranty of such Third Party and the taking of all action called for thereby; and (ii) furnished to Secured Party certified copies of evidence of such corporate and shareholder action and such other corporate documents as Secured Party shall reasonably request.

          4.6. GUARANTIES. Guarantors shall have executed and delivered to Secured Party guaranties in form and substance acceptable to Secured Party, covering all indebtedness of Debtor to Secured Party, however incurred and whenever arising, containing a waiver of subrogation and similar rights, and the Secured Party shall have received the Validity Guaranty in form and substance acceptable to Secured Party.

          4.7. OTHER MATTERS. All matters incidental to the execution and delivery of the Transaction Documents, and all action required by the Transaction Documents, shall be satisfactory to Secured Party and to its counsel.


          5. REPRESENTATIONS AND WARRANTIES. To induce Secured Party to enter into this Agreement, and make Advances to Debtor from time to time as herein provided, Debtor represents and warrants and, so long as any Indebtedness remains unpaid or this Agreement remains in effect, shall be deemed continuously to represent and warrant as follows:

          5.1. PARTNERSHIP EXISTENCE. Debtor is duly organized and existing under the laws of the state specified in Item 10 of the Schedule and is duly licensed or qualified to do business and in good standing in every state in which the nature of its business or ownership of its property requires such licensing or qualification.

          5.2. PARTNERSHIP CAPACITY. The execution, delivery, and performance of the Transaction Documents are within Debtor's powers, have been duly authorized by all necessary and appropriate partnership action, and are not in contravention of any law or the terms of Debtor's certificate of limited partnership or limited partnership agreement or any amendment thereto, or of any indenture, agreement, undertaking, or other document to which Debtor is a party or by which Debtor or any of Debtor's property is bound or affected.

          5.3. VALIDITY OF RECEIVABLES. (a) Each Receivable is genuine and enforceable in accordance with its terms and represents an undisputed and bona fide indebtedness owing to Debtor by the Account Debtor obligated thereon; (b) there are no defenses, setoffs, or counterclaims against any Receivable; (c) no payment has been received on any Receivable, and no Receivable is subject to any Credit or Extension or agreements therefor unless written notice specifying such payment, Credit, Extension, or agreement has been delivered to Secured Party; (d) each copy of each Invoice is a true and genuine copy of the original Invoice sent to the Account Debtor named therein and accurately evidences the transaction from which the underlying Receivable arose, and the date payment is due as stated on each such Invoice or computed based on the information set forth on each such Invoice is correct; (e) all Chattel Paper, and all promissory notes, drafts, trade acceptances, and other instruments for the payment of money relating to or evidencing each Receivable, and each endorsement thereon, are true and genuine and in all respects what they purport to be, and are the valid and binding obligation of all parties thereto, and the date or dates stated on all such items as the date on which payment in whole or in part is due is correct; (f) all Inventory described in each Invoice has been delivered to the Account Debtor named in such Invoice or placed for such delivery in the possession of a carrier not owned or controlled directly or indirectly by Debtor; (g) all evidence of the delivery or shipment of Inventory is true and genuine; (h) all services to be performed by Debtor in connection with each Receivable have been performed by Debtor; and (i) all evidence of the performance of such services by Debtor is true and genuine.

          5.4. INVENTORY. (a) All representations made by Debtor to Secured Party, and all documents and schedules given by Debtor to Secured Party, relating to the description, quantity, quality, condition, and valuation of the Inventory are true and correct; (b) Debtor has not received any Inventory on consignment or approval unless Debtor (i) has delivered written notice to Secured Party describing any Inventory which Debtor has received on consignment or approval, (ii) has marked such Inventory on consignment or approval or has segregated it from all other Inventory, and
     (iii) has appropriately marked its records to reflect the existence of such Inventory on consignment or approval; (c) Inventory is located only at the address or addresses of Debtor set forth at the beginning of this Agreement, the locations specified in Item 11 of the Schedule, or such other place or places as approved by Secured Party in writing; (d) all Inventory is insured as required by Section 10.11, pursuant to policies in full compliance with the requirements of such Section; and (e) all Inventory has been produced by Debtor in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders promulgated thereunder.

          5.5. TITLE TO COLLATERAL. (a) Debtor is the owner of the Collateral free of all security interests, liens, and other encumbrances except the Security Interest and except as described in Item 12 of the Schedule; (b) Debtor has the unconditional authority to grant the Security Interest to Secured Party; and (c) assuming that all necessary Uniform Commercial Code filings have been made and, if applicable, assuming compliance with the Federal Assignment of Claims Act of 1940, as amended, Secured Party has an enforceable first lien on all Collateral, subordinate only to those security interests, liens, or encumbrances described as having priority over the Security Interest in Item 12 of the Schedule.

          5.6. NOTES RECEIVABLE. No Receivable is an Instrument, Document, or Chattel Paper or is evidenced by any note, draft, trade acceptance, or other instrument for the payment of money, except such Instrument, Document, Chattel Paper, note, draft, trade acceptance, or other instrument as has been endorsed and delivered by Debtor to Secured Party and has not been presented for payment and returned uncollected for any reason.

          5.7. EQUIPMENT. Equipment is located, and Equipment which is a Fixture is affixed to real property, only at the address or addresses of Debtor set forth at the beginning of this Agreement, the locations specified in Item 11 of the Schedule, or such other place or places as approved by Secured Party in writing. Such real property is owned by Debtor or by the person or persons named in Item 11 of the Schedule and if owned by the Debtor is encumbered only by the mortgage or mortgages listed in Item 11 of the Schedule.

          5.8. PLACE OF BUSINESS. (a) Unless otherwise disclosed to Secured Party in Item 11 or Item 13 of the Schedule, Debtor is engaged in business operations which are in whole, or in part, carried on at the address or addresses specified at the beginning of this Agreement and at no other address or addresses; (b) if Debtor has more than one place of business, its chief executive office is at the address specified as such at the beginning of this Agreement; and (c) Debtor's records concerning the Collateral are kept at the address or addresses specified at the beginning of this Agreement or in Item 13 of the Schedule.

          5.9. FINANCIAL CONDITION. Debtor has furnished to Secured Party Debtor's most current financial statements, which statements represent correctly and fairly the results of the operations and transactions of Debtor and the Consolidated Subsidiaries as of the dates, and for the period referred to, and have been prepared in accordance with generally accepted accounting principles consistently applied during each interval involved and from interval to interval. Since the date of such financial statements, there have not been any materially adverse changes in the financial condition reflected in such financial statements, except as disclosed in writing by Debtor to Secured Party.

          5.10.  TAXES.  Except as  disclosed  in  writing  by Debtor to Secured
     Party: (a) all federal and other tax returns required to be filed by Debtor and each Consolidated Subsidiary have been filed, and all taxes required by such returns have been paid; and (b) neither Debtor nor any Consolidated Subsidiary has received any notice from the Internal Revenue Service or any other taxing authority proposing additional taxes.

          5.11. LITIGATION. Except as disclosed in writing by Debtor to Secured Party, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Debtor, threatened against Debtor or any Consolidated Subsidiary or any basis therefor which, if adversely determined, would, in any case or in the aggregate, materially adversely affect the property, assets, financial condition, or business of Debtor or any Consolidated Subsidiary or materially impair the right or ability of Debtor or any Consolidated Subsidiary to carry on its operations substantially as conducted on the date of this Agreement.

          5.12. ERISA MATTERS. (a) No Pension Plan has been terminated, or partially terminated, or is insolvent, or in reorganization, nor have any proceedings been instituted to terminate or reorganize any Pension Plan;
     (b) neither Debtor nor any Consolidated Subsidiary has withdrawn from any Pension Plan in a complete or partial withdrawal, nor has a condition occurred which, if continued, would result in a complete or partial withdrawal; (c) neither Debtor nor any Consolidated Subsidiary has incurred any withdrawal liability, including, without limitation, contingent withdrawal liability, to any Pension Plan, pursuant to Title IV of ERISA;
     (d) neither Debtor nor any Consolidated Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation other than for required insurance premiums which have been paid when due; (e) no Reportable Event has occurred; (f) no Pension Plan or other "employee pension benefit plan," as defined in Section 3(2) of ERISA, to which Debtor or any Consolidated Subsidiary is a party has an "accumulated funding deficiency" (whether or not waived), as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code; (g) the present value of all benefits vested under any Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits; (h) each Pension Plan and each other "employee benefit plan," as defined in Section 3(3) of ERISA, to which Debtor or any Consolidated Subsidiary is a party is in substantial compliance with ERISA, and no such plan or any administrator, trustee, or fiduciary thereof has engaged in a prohibited transaction described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code; (i) each Pension Plan and each other "employee benefit plan," as defined in Section 3(2) of ERISA, to which Debtor or any Consolidated Subsidiary is a party has received a favorable determination by the Internal Revenue Service with respect to qualification under Section 401(a) of the Internal Revenue Code; and (j) neither Debtor nor any Consolidated Subsidiary has incurred any liability to a trustee or trust established pursuant to Section 4049 of ERISA or to a trustee appointed pursuant to Section 4042(b) or (c) of ERISA.

          5.13. ENVIRONMENTAL MATTERS.

          Except as provided in Exhibit D:

          (a) Any Environmental Questionnaire previously provided to Secured Party was and is accurate and complete and does not omit any material fact the omission of which would make the information contained therein materially misleading.

          (b) No above ground or underground storage tanks containing Hazardous Substances are, or have been located on, any property owned, leased, or operated by Debtor or any Consolidated Subsidiary, except to the extent permitted by law. Any such storage tank owned, leased, or operated by Debtor materially complies with all Environmental Laws and neither is leaking nor has leaked to a degree which would require remediation under any applicable Environmental Laws, and that any and all acts required under applicable Environmental Laws in connection with any such leakage have been performed.

          (c) No property owned, leased, or operated by Debtor or any Consolidated Subsidiary is, or to the knowledge of Debtor has been, used for the Disposal of any Hazardous Substance or for the treatment or Disposal of Hazardous Substances, except to the extent permitted by law.

          (d) No Release of any Hazardous Substances to the knowledge of Debtor has occurred, or is threatened on, at or from any property owned, leased, controlled, or operated by Debtor or any Consolidated Subsidiary.

          (e) Neither Debtor nor any Consolidated Subsidiary has knowledge of any existing, pending, or threatened suit, claim, notice of violation, or request for information under any Environmental Law.

          (f) Debtor and each Consolidated Subsidiary are in compliance with, and have obtained all Environmental Permits required by, all Environmental Laws.

          5.14. VALIDITY OF TRANSACTION DOCUMENTS. The Transaction Documents constitute the legal, valid, and binding obligations of Debtor and each Consolidated Subsidiary and any Third Parties thereto, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws and laws affecting creditors' rights generally.

          5.15. NO CONSENT OR FILING. No consent, license, approval, or authorization of, or registration, declaration, or filing with, any court, governmental body or authority, or other person or entity is required in connection with the valid execution, delivery, or performance of the Transaction Documents or for the conduct of Debtor's business as now conducted, other than filings and recordings to perfect security interests in or liens on the Collateral in connection with the Transaction Documents.

          5.16. NO VIOLATIONS. Neither Debtor nor any Consolidated Subsidiary is in violation of any term of its articles, or certificate of incorporation, or by-laws, or of any mortgage, borrowing agreement, or other instrument or agreement pertaining to indebtedness for borrowed money. Neither Debtor nor any Consolidated Subsidiary is in violation of any term of any other indenture, instrument, or agreement to which it is a party or by which it or its property may be bound, resulting, or which might reasonably be expected to result, in a material and adverse effect upon its business or assets. Neither Debtor nor any Consolidated Subsidiary is in violation of any order, writ, judgment, injunction, or decree of any court of competent jurisdiction or of any statute, rule, or regulation of any governmental authority, the violation of which could materially adversely affect the condition, business, or operations of Debtor or any Consolidated Subsidiary. The execution and delivery of the Transaction Documents and the performance of all of the same, is, and will be, in compliance with the foregoing and will not result in any violation thereof, or result in the creation of any mortgage, lien, security interest, charge, or encumbrance upon, any properties or assets except in favor of Secured Party. There exists no fact or circumstance (whether or not disclosed in the Transaction Documents) which materially adversely affects, or in the future (so far as Debtor can now foresee) may materially adversely affect, the condition, business, or operations of Debtor or any Consolidated Subsidiary or any Third Party.

          5.17. TRADEMARKS AND PATENTS. Debtor and each Consolidated Subsidiary possesses all trademarks, trademark rights, patents, patent rights, tradenames, tradename rights and copyrights that are required to conduct its business as now conducted without conflict with the rights or claimed rights of others. A list of the foregoing is set forth in Item 14 of the Schedule.

          5.18. CONTINGENT LIABILITIES. There are no suretyship agreements, guaranties, or other contingent liabilities of Debtor or any Consolidated Subsidiary which are not disclosed by the financial statements described in
     Section 5.9 or Item 25 of the Schedule.

          5.19. SOLVENCY. Debtor individually is, and Debtor and the Consolidated Subsidiaries taken as a whole are, and during the term of this Agreement, Debtor individually, and the Consolidated Subsidiaries taken as a whole, will be, at all times, Solvent, both before and after giving effect to the transactions contemplated by the Transaction Documents and any acquisition of stock or assets occurring in conjunction with or related to the Transaction Documents.

          5.20. COMPLIANCE WITH LAWS. Debtor is in compliance with all applicable laws, rules, regulations, and other legal requirements with respect to its business and the use, maintenance, and operations of the real and personal property owned or leased by it in the conduct of its business, the violation of which could materially adversely affect the condition, business, operations of Debtor or any Consolidated Subsidiary.

          5.21. LICENSES, PERMITS, ETC. Each material franchise, grant, approval, authorization, license, permit, easement, consent, certificate, and order of and registration, declaration, and filing with, any court, governmental body or authority, or other person or entity required for or in connection with the conduct of Debtor's and each Consolidated Subsidiary's business as now conducted is in full force and effect. Neither Debtor nor any of its Consolidated Subsidiaries is in default under or has otherwise violated the terms of such licenses. As of the date hereof, Debtor has advised Secured Party, in writing, of all regulatory defects or deficiencies under any state laws applicable to Debtor and its Consolidated Subsidiaries of which Debtor has been advised or has actual knowledge.

          5.22. USE OF PROCEEDS; MARGIN STOCK. Neither Debtor's execution and delivery of the Transaction Documents nor the borrowing by Debtor of any sums pursuant thereto violates Section 7 of the Securities Act of 1934, as amended, or any rule or regulation thereunder, and Debtor neither owns, nor intends to purchase or carry, any "margin stock." None of the proceeds of the Revolving Credit, Term Loan, or Letters of Credit will be used in violation of Regulation G, U, T, or X of the Board of Governors of the Federal Reserve System.

          5.23. COMMISSIONS. No brokerage commission, finders fee, or investment banking fees are payable by Debtor to any person or entity in connection with the Transaction Documents or the transactions contemplated thereby, other than the payment by Debtor to Tony Abernethey, or his assigns, of a loan origination fee equal to one-half percent (0.5%) of the total amount of the credit facilities provided hereunder.

          5.24. LABOR CONTRACTS. Neither Debtor nor any Consolidated Subsidiary is a party to any collective bargaining agreement or to any existing or threatened labor dispute or controversies except as set forth in Item 15 of the Schedule.

          5.25. CONSOLIDATED SUBSIDIARIES. Debtor has no Consolidated Subsidiaries other than those listed in Item 33 of the Schedule, and the percentage ownership of Debtor in each such Consolidated Subsidiary is specified in such Item 33.

          5.26. ACCURACY OF REPRESENTATIONS. No representation, warranty, or statement by Debtor or any Third Party contained herein, or in any certificate, financial statement, or other document furnished by Debtor or any Third Party pursuant hereto, or in connection herewith, fails to contain any representation or warranty not misleading in any material respect in light of the circumstances under which it is made.

          5.27. PARTNERSHIP INTERESTS. Debtor's total partnership interests are set forth in Item 16 of the Schedule. No other partnership interests of the Debtor of any class or type are authorized or outstanding.

          5.28. NO ADVERSE CHANGE. As of September 30, 1997, (a) no adverse change has occurred in the financial condition of Debtor or any Third Party, and (b) no other matter exists or has occurred which might have an adverse affect on the Debtor or any Third Party, financial or otherwise.

          5.29. NO DEFAULT. No event has occurred and is continuing which constitutes an Event of Default or, upon passage of time, will constitute an Event of Default.

          5.30. MATERIAL AGREEMENTS. Debtor is not in default in any material respect under any loan agreement, indenture, mortgage, security agreement, or other material agreement or obligation to which it is a party or by which any of its properties are bound.

          5.31. NO FINANCING OF CORPORATE TAKEOVERS. No proceeds of the Revolving Credit or the Term Loan will be used to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, including particularly (but without limitation)
     Section 13(d) and 14(d) thereof.


          6. CERTAIN DOCUMENTS TO BE DELIVERED TO SECURED PARTY.

          6.1. DOCUMENTS. Debtor shall deliver to Secured Party, all documents specified in Item 17 of the Schedule, as frequently as indicated therein or at such other times as Secured Party may reasonably request, and all other documents and information reasonably requested by Secured Party, all in form, content and detail satisfactory to Secured Party. The documents and schedules to be provided under this Section are solely for the convenience of Secured Party in administering this Agreement and maintaining records of the Collateral. Debtor's failure to provide Secured Party with any such schedule shall not affect the Security Interest.

          6.2. INVOICES. If requested by Secured Party, copies of all Invoices not previously delivered to Secured Party shall be delivered to Secured Party with each schedule of Receivables. Copies of all Invoices which are voided or canceled or which, for any other reason, do not evidence a Receivable shall be included in such delivery. If any Invoice or copy thereof is lost, destroyed, or otherwise unavailable, Debtor shall account in writing, in form satisfactory to Secured Party, for such missing Invoice.

          6.3. CHATTEL PAPER. The original of each item of Chattel Paper evidencing a Receivable shall be delivered to Secured Party with the schedule listing the Receivable which it evidences, together with an assignment in form and content satisfactory to Secured Party of such Chattel Paper by Debtor to the Secured Party.


          7. COLLECTIONS. Unless Secured Party notifies Debtor that it specifically dispenses with one or more of the following requirements, any Proceeds of Collateral received by Debtor, including, without limitation, payments on Receivables and other payments from sales or leases of Inventory, shall be held by Debtor in trust for Secured Party in the same medium in which received, shall not be commingled with any assets of Debtor, and shall be delivered immediately to Secured Party. So long as Secured Party elects to keep the Marine Payment Account in existence, Debtor shall deposit Proceeds of Collateral into the Marine Payment Account and shall, on the day of each such deposit, forward to Secured Party a copy of the deposit receipt of the depository bank indicating that such deposit has been made. Upon receipt of Proceeds of Collateral, Secured Party, shall apply such Proceeds directly to the Indebtedness in the manner provided in
     Section 8.5. Checks drawn on the Marine Payment Account, and all or any part of the balance of the Marine Payment Account, shall be applied from time to time to the Indebtedness in the manner provided in Section 8.5.


          8. PAYMENT OF PRINCIPAL, INTEREST, FEES, AND COSTS AND EXPENSES.

          8.1. PROMISE TO PAY PRINCIPAL.

          (a) Debtor promises to pay to Secured Party the outstanding principal of the Revolving Credit in full upon termination of this Agreement pursuant to Section 14.13, or acceleration of the time for payment of the Indebtedness, pursuant to Section 12.2. Whenever the outstanding principal balance of the Revolving Credit exceeds the Borrowing Capacity, Debtor shall immediately pay to Secured Party the excess of the outstanding principal balance of the Revolving Credit over the Borrowing Capacity.

          (b) Debtor promises to pay to Secured Party the outstanding principal of the Term Loan as follows:

          (i) In 35 consecutive monthly installments each in the amount of $95,238.10, commencing on December 1, 1997, and thereafter, on the first day of each succeeding calendar month through and including October 1, 2000, and

          (ii) In one final installment on November 1, 2000, in the amount of the unpaid principal balance of, and accrued interest upon, the Term Loan.

          (iii) Notwithstanding the foregoing clauses (i) and (ii) of this subsection (b), in the event this Agreement is terminated pursuant to
     Section 14.13, or accelerated pursuant to Section 12.2, Debtor shall immediately pay to Secured Party in full, the outstanding unpaid principal balance of, and accrued interest upon, the Term Loan.

          8.2. PROMISE TO PAY INTEREST.

          (a) Debtor promises to pay to Secured Party interest on the principal of Advances from time to time unpaid at the lesser of (i) the Highest Lawful Rate or (ii) the fluctuating per annum rate specified in Item 18 of the Schedule. From the date of the occurrence of, and during the continuance of, an Event of Default, Debtor, as additional compensation to Secured Party for its increased credit risk promises to pay interest on (i) the principal of Advances, whether or not past due; and (ii) past due interest and any other amount past due under the Transaction Documents, at a per annum rate of the lesser of (i) the Highest Lawful Rate and (ii) 3.00% greater than each of the rates of interest specified in Item 18 of the Schedule.

          (b) Interest (other than past due interest as set forth in Section 8.2(a)) shall be due and payable (i) on the first day of each month in arrears, (ii) on termination of this Agreement, pursuant to Section 14.13,
     (iii) on acceleration of the time for payment of the Indebtedness, pursuant to Section 12.2, and (iv) on the date the Indebtedness is paid in full. Past due interest (as set forth in Section 8.2(a)) shall be due and payable immediately upon demand.

          (c) Any change in the interest rate resulting from a change in the Prime Rate shall take effect simultaneously with such change in the Prime Rate. Interest shall be computed on the daily unpaid principal balance of Advances. Interest shall be calculated for each calendar day at 1/360th of the applicable per annum rate which will result in an effective per annum rate higher than that specified in Item 18 of the Schedule, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated for each calendar day at 1/365th or 1/366th, as the case may be, of the applicable per annum rate. In no event shall the rate of interest exceed the Highest Lawful Rate. If Debtor pays to Secured Party interest in excess of the Highest Lawful Rate, such excess shall be applied in reduction of the principal of Advances made pursuant to this Agreement, and any remaining excess interest, after application thereof to the principal of Advances, shall be refunded to Debtor.

          8.3. PROMISE TO PAY FEES.

          (a) Debtor shall pay to Secured Party any fees specified in Item 19 of the Schedule on the applicable due dates also specified in Item 19 of the Schedule.

          (b) The fees described in this Agreement represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention, or forbearance of money, and the obligation of the Debtor to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of Debtor to pay interest, other fees described in this Agreement, and expenses otherwise described in this Agreement. All fees including, without limitation, those referred to in this Section, shall be part of the obligations of the Debtor hereunder, shall be nonrefundable, and shall, to the fullest extent permitted by law, bear interest, if not paid when due, at the rate of interest specified in Section 8.2 (a)(ii).

          8.4. PROMISE TO PAY COSTS AND EXPENSES.

          (a) Debtor agrees to pay to Secured Party, on demand, all costs and expenses as provided in this Agreement, and all costs and expenses incurred by Secured Party from time to time in connection with this Agreement, including, without limitation, those incurred in: (i) preparing, negotiating, amending, waiving, or granting consent with respect to the terms of any or all of the Transaction Documents; (ii) enforcing the Transaction Documents; (iii) performing, pursuant to Section 14.2, Debtor's duties under the Transaction Documents upon Debtor's failure to perform them; (iv) filing financing statements, assignments, or other documents relating to the Collateral (e.g., filing fees, recording taxes, and documentary stamp taxes); (v) maintaining the Marine Payment Account; (vi) administering the Transaction Documents, but not ordinary general and administrative expenses; (vii) compromising, pursuing, or defending any controversy, action, or proceeding resulting, directly or indirectly, from Secured Party's relationship with Debtor, regardless of whether Debtor is a party to such controversy, action, or proceeding and of whether the controversy, action, or proceeding occurs before or after the Indebtedness has been paid in full; (viii) realizing upon or protecting any Collateral;
     (ix) enforcing or collecting any Indebtedness or guaranty thereof; (x) employing collection agencies or other agents to collect any or all of the Receivables; (xi) examining Debtor's books and records or inspecting the Collateral including, without limitation, the reasonable costs of examinations and inspections conducted by third parties, provided that nothing herein shall limit Secured Party's right to audit, examination, inspection, or other fees otherwise payable under Section 8.3; and (xii) obtaining independent appraisals from time to time as deemed necessary or appropriate by Secured Party.

          (b) Without limiting Section 8.4(a), Debtor also agrees to pay to Secured Party, on demand, the reasonable fees and disbursements incurred by Secured Party for attorneys retained by Secured Party for advice, suit, appeal, or insolvency or other proceedings under the Federal Bankruptcy Code or otherwise, in connection with this Agreement, including without limitation any purpose specified in Section 8.4(a).

          8.5. METHOD OF PAYMENT OF PRINCIPAL, INTEREST, FEES, AND COSTS AND EXPENSES. Without limiting Debtor's obligation, pursuant to Sections 8.1, 8.2., 8.3, and 8.4 to pay the principal of Advances, interest, fees, and costs and expenses, the following provisions shall apply to the payment thereof:

          (a) Payment of Principal. Debtor authorizes Secured Party to apply any Proceeds of Collateral, including, without limitation, payments on Receivables, other payments from sales or leases of Inventory, and any funds in the Marine Payment Account, to the unpaid principal of Advances.

          (b) Payment of Interest, Fees, and Costs and Expenses. Without limiting Debtor's obligation to pay accrued interest, fees, and costs and expenses, Debtor authorizes Secured Party to (provided, however, Secured Party shall incur no liability for failure to): (i) make an Advance to pay for such items; or (ii) apply Proceeds of Collateral, including, without limitation, payments on Receivables, other payments from sales or leases of Inventory, and any funds in the Marine Payment Account, to the payment of such items.

          (c) Notwithstanding any other provision of this Agreement, Secured Party, in its sole discretion, shall determine the manner and amount of application of payments and credits and Proceeds of Collateral, if any, to be made on all or any part of any component or components of the Indebtedness, whether principal, interest, fees, costs and expenses, or otherwise.

          8.6. COMPUTATION OF DAILY OUTSTANDING BALANCE. For the purpose of calculating the aggregate principal balance of outstanding Advances under
     Section 2.1, Advances shall be deemed to be paid on the date that checks drawn on, or other funds received from, the Marine Payment Account are applied by Secured Party to Advances, and on the date any other payments on Receivables, or other payments from sales or leases of Inventory to be so applied, have been processed for collection by Secured Party; provided, however, for the purpose of calculating interest payable by Debtor, funds from the Marine Payment Account, payments on Receivables, other payments from sales or leases of Inventory, and any other payments, shall be deemed to be applied to Advances the number of days specified in Item 20 of the Schedule after the application of such funds from the Marine Payment Account or receipt of such payments by Secured Party, and the amount of interest payable will be adjusted by Secured Party from time to time accordingly. Notwithstanding any other provision of this Agreement, if any item presented for collection by Secured Party is not honored, Secured Party may reverse any provisional credit which has been given for the item and make appropriate adjustments to the amount of interest and principal due.

          8.7. ACCOUNT STATED. Debtor agrees that each monthly or other statement of account mailed or delivered by Secured Party to Debtor pertaining to the outstanding balance of Advances, the amount of interest due thereon, fees, and costs and expenses shall be final, conclusive, and binding on Debtor and shall constitute an "account stated" with respect to the matters contained therein unless, within thirty (30) calendar days from when such statement is mailed or, if not mailed, delivered to Debtor, Debtor shall deliver to Secured Party written notice of any objections which it may have as to such statement of account, and in such event, only the items to which objection is expressly made in such notice shall be considered to be disputed by Debtor.

          8.8. CAPITAL ADEQUACY. Debtor shall pay directly to Secured Party as set forth below, on request, such amounts as Secured Party may determine to be necessary to compensate Secured Party for any costs which it determines are attributable to the maintenance by Secured Party, pursuant to a governmental requirement implemented or effective after the date hereof or a change made in any governmental requirement after the date hereof, or any change in the interpretation, application or administration thereof, whether or not having the force of law, but affecting the banking industry generally, of capital in respect of Secured Party's commitment to lend hereunder, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of Secured Party (or its parent holding company) which Secured Party could have achieved with respect to such commitment but for such governmental requirement or change in a governmental requirement or any such change in the interpretation, application or administration thereof, whether or not having the force of law, but affecting the banking industry generally. Secured Party will notify Debtor of any event occurring after the date of this Agreement that will entitle Secured Party to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof. Debtor will not be responsible for any amounts as compensation pursuant to this Section accruing prior to ninety (90) days before the notice to Debtor in accordance with the preceding sentence. In the event Secured Party is entitled to such compensation, Secured Party will furnish Debtor with a certificate setting forth the amount of each request by Secured Party for compensation under this Section, with such certificate setting forth in reasonable detail the basis for determining, and the calculation of, such compensation. Determinations and allocations by Secured Party for purposes of this Section of the effect of any governmental requirement pursuant to this Section, or of the effect of capital maintained pursuant to this Section, on Secured Party's cost or rate of return of maintaining
     Indebtedness or its obligation to make Advances, and of the amounts required to compensate Secured Party hereunder, shall be conclusive absent manifest error.

          8.9. ADDITIONAL PROVISIONS APPLICABLE TO LIBOR.

          (a) Notice of Continuation/Conversion. If Debtor desires at the expiration of a Eurodollar Interest Period to continue such Advance as an Advance bearing interest at LIBOR for a new Eurodollar Interest Period, such Debtor shall give Secured Party notice thereof, either telephonically or in writing, no later than 10:00 a.m. (London time) on the third Business Day immediately preceding the last day of the then expiring Eurodollar Interest Period, which shall specify the aggregate principal amount of the Eurodollar Rate Loan to be continued for a new Eurodollar Interest Period and the new Eurodollar Interest Period to be applicable thereto. If Debtor desires at the expiration of an applicable Eurodollar Interest Period to convert all or part of an Advance from an Advance bearing interest at LIBOR to an Advance bearing interest at the Prime Rate, the Debtor shall give the Secured Party notice thereof, either telephonically or in writing in the aforesaid manner. Each continuation/conversion notice shall be in writing (each a "Notice of Continuation/Conversion"), and any telephonic notice shall be promptly followed by such Debtor's delivery to Secured Party of a Notice of Continuation/Conversion.

          (b) Failure to Deliver Notice of Continuation/Conversion. If the applicable Debtor shall have failed to properly deliver a Notice of Continuation/Conversion specifying a continuation or conversion pursuant to
     Section 8.9(a), such Debtor shall be deemed to have elected to continue such Advance bearing interest at LIBOR for a Eurodollar Interest Period of the same duration as the Eurodollar Interest Period so expiring.

          (c)  Eurodollar  Deposits  Unavailable  or  LIBOR  Unascertainable  or
     Uneconomical.  In  the  event  that,  prior  to  the  commencement  of  any
     Eurodollar Interest Period for any Advance bearing interest at LIBOR, by reason of circumstances affecting the Eurodollar interbank market generally, the Secured Party or Marine Midland Bank shall have reasonably determined in good faith (which determination shall be conclusive and binding upon all parties hereto) that (i) U.S. dollars in the relevant amount and for the relevant Eurodollar Interest Period for such Advances bearing interest at LIBOR are not available in the applicable Eurodollar interbank market generally, or (ii) adequate and reasonable means do not exist for ascertaining LIBOR applicable to such Eurodollar Interest Period, whereupon (x) any request for an Advance bearing interest at LIBOR shall be deemed a request for an Advance based upon the Prime Rate, and (y) each outstanding Advance bearing interest at LIBOR shall be converted, without any additional notice to or from the affected Borrower, to an Advance based upon the Prime Rate (disregarding any requirements for any notice or a minimum aggregate principal amount) on the last day of the Eurodollar Interest Period with respect thereto.

          (d) Special Fees in Respect of Reserve Requirements. Debtor agrees to pay to Secured Party on any such Advances bearing interest at LIBOR, as additional interest, such amounts as will compensate Secured Party for any cost to Secured Party, from time to time, of any additional reserve or additional special deposit requirement against assets held by, or deposits in or for the amount of any loans by, Secured Party which are imposed on, or deemed applicable by, such Lender, from time to time, under or pursuant to any applicable governmental requirements respecting the Eurodollar Lending Office or any Advance bearing interest at LIBOR. In connection herewith, Secured Party shall not be required to prove that it actually funded any Advance bearing interest at LIBOR, in whole or in part, with matching deposits in U.S. dollars acquired by Secured Party from a prime bank in the Eurodollar interbank market, irrespective of whether Secured Party has any such deposits. A certificate as to the amount of any such cost (including calculations, in reasonable detail, showing how Secured Party computed and allocated such cost) shall be promptly furnished by Secured Party to Debtor and shall, in the absence of manifest error, be conclusive and binding.

          (e) Reasonable Efforts. Secured Party agrees that it will use all reasonable efforts, including ,without limitation, reasonable good faith efforts, to designate a different Eurodollar Lending Office to make or maintain any Advance bearing interest at LIBOR, in order to avoid or to minimize, as the case may be, the payment by Debtor of any additional amounts under the terms of Section 8.9(d), and that it will, as promptly as practicable, notify the Debtor of the existence of any event which will require the payment by Debtor of any such additional amounts; provided, that the Secured Party shall not be obligated to make Advances bearing interest at LIBOR hereunder at any office located in the United States to avoid or minimize such payments.

          (f) Funding Losses. If Debtor makes any payment of principal on any Advance bearing interest at LIBOR, or converts such an Advance into an Advance bearing interest at the Prime Rate on any day other than the last day of the Eurodollar Interest Period applicable thereto, Debtor shall reimburse the Secured Party within ten (10) Business Days after demand, for any resulting loss or expense actually incurred by it, including (without limitation) any loss incurred in obtaining, liquidating, employing or redeploying deposits or foreign currencies from third parties (including, without limitation, the amount of Secured Party's consequential losses), for the period after any such payment or conversion through the end of such Eurodollar Interest Period (the calculation of such loss or expense shall include a credit, not in excess of such loss or expense, for the interest that could be earned by the Secured Party as a result of redepositing such amount), together with interest thereon at the past due rate specified in
     Section 8.2(a) from the date of demand until paid in full; provided that Secured Party shall have delivered to Debtor a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. In connection herewith, Secured Party shall not be required to prove that it actually funded any Advance bearing interest at LIBOR, in whole or in part, with matching deposits in U.S. dollars acquired by the Secured Party from a prime bank in the applicable Eurodollar interbank market, irrespective of whether Secured Party has any such deposits.

          (g) Changes in Law Rendering LIBOR Loans Unlawful. In the event that after the date hereof it shall be unlawful for Secured Party, in the reasonable determination in good faith of Secured Party, to make or maintain any Advance as an Advance bearing interest at LIBOR, Secured Party shall, upon the occurrence of such event, notify the Debtor in writing, stating the reasons therefor; provided, however, that before giving any such notice, Secured Party shall use reasonable good faith efforts to designate a different Eurodollar Lending Office to make or maintain such Advance as an Advance bearing interest at LIBOR if such designation will avoid the need for giving such notice and will not be otherwise materially disadvantageous to the Secured Party. Upon receiving a notice of any such event, the Debtor shall have the following options, one of which must be exercised:

          (i) to prepay  immediately  all of the Advances which are so affected;
     or,

          (ii)  convert  all  affected  Advances   (including  accrued  interest
     thereon) to Advances based on the rate of interest based on the Prime Rate.

          (h)......Reimbursable  Taxes.  Debtor  covenants and agrees that, with respect to each Advance bearing interest at LIBOR:

          (i) Debtor will pay, when due (upon prior written notice by Secured Party, and on an after-tax basis), all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of such Advance; provided, however, that if Debtor disputes in good faith any such taxes, levies, costs or charges and refuses to pay same pending resolution of such dispute, Debtor shall so advise Secured Party in writing and shall make the appropriate reserves therefor. Debtor's obligation pursuant hereto shall exclude, however, any such taxes, levies, costs or charges imposed or determined by reference to income of Secured Party or any Eurodollar Lending Office by any
     jurisdiction in which the Secured Party or any such Eurodollar Lending Office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this Section). Promptly after the date on which payment of any such Reimbursable Tax is due pursuant to applicable law, Debtor will, at the request of Secured Party, furnish to Secured Party an official receipt issued by the relevant taxing authority showing the amount of such tax and its payment by Debtor or such other evidence in form and substance satisfactory to Secured Party that Debtor has met its obligation under this Section.

          (ii) Debtor will indemnify the Secured Party against, and reimburse the Secured Party on demand for, any Reimbursable Taxes paid by Secured Party upon Debtor's failure to pay such amounts in a timely manner after written notice by the Secured Party, and any loss, liability, claim or expense, including interest, penalties and reasonable legal fees, that Secured Party may incur at any time arising out of or in connection with a failure by the Debtor to pay such Reimbursable Taxes. A certificate of the Secured Party as to the amount of any such Reimbursable Taxes and other amounts paid by the Secured Party shall be conclusive and binding in the absence of manifest error.

          (iii) All payments on account of the principal of and interest on the Advances and all other amounts payable by Debtor to the Secured Party hereunder shall be made free and clear of and without reduction by reason of any Reimbursable Taxes, all of which will be for the account of the Debtor and paid when due by the Debtor.

          (iv) If Debtor is ever required to pay any Reimbursable Tax with respect to any Advance bearing interest at LIBOR, Debtor may elect to convert all outstanding Advances bearing interest at LIBOR to Advances bearing interest at the Prime Rate, but such election shall not diminish Debtor's obligation to pay all Reimbursable Taxes theretofore imposed, assessed, levied or collected.

          (v) Notwithstanding the foregoing provisions of this Section to the contrary, Debtor shall have no obligation to pay to the Secured Party any amount payable by reason of the failure of the Secured Party to file, to the extent the Secured Party is legally entitled to file, any statement of exemption required by Treasury Regulation Section 1.1441-4(a) or any subsequent version thereof promulgated under the Code, or any claim for relief from United Kingdom Inland Tax pursuant to Article 11 of the United States-United Kingdom Income Tax Treaty.


          9. PROCEDURES AFTER SCHEDULING RECEIVABLES.

          9.1. RETURNED MERCHANDISE. Debtor shall notify Secured Party immediately of the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any material portion of the Inventory. Secured Party shall make appropriate adjustments to the Receivables Borrowing Base and the Inventory Borrowing Base to reflect the return of such Inventory.

          9.2. CREDITS AND EXTENSIONS.

          (a) Granting of Credits and Extensions. Debtor may grant such Credits and such Extensions as are ordinary in the usual course of Debtor's business without the prior consent of Secured Party; provided, however, that any such Extension shall not extend the time for payment beyond thirty
     (30) days after the original due date as shown on the Invoice evidencing the related Receivable, or as computed based on the information set forth on such Invoice.

          (b) Accounting for Credits and Extensions. Debtor shall make a full accounting of each grant of a Credit or an Extension, including a brief description of the reasons therefor and a copy of all credit memoranda. Such accountings shall be in form satisfactory to Secured Party and shall be delivered to Secured Party daily or at such other intervals as may be specified in Item 17 of the Schedule. All credit memoranda issued by Debtor shall be numbered consecutively and copies of the same, when delivered to Secured Party, shall be in numerical order and accounted for in the same manner as provided in Section 6.2 with respect to Invoices.

          (c) Adjustment to Receivables Borrowing Base. The Receivables Borrowing Base will be reduced by the amount of all Credits reflected in an accounting required by Section 9.2(b) and by the full amount of any Receivables for which Extensions were granted.

          9.3.  RETURNED  INSTRUMENTS.  In the  event  that  any  check or other instrument received in payment of a Receivable shall be returned uncollected for any reason, Secured Party shall again forward the same for collection or return the same to Debtor. Upon receipt of a returned check or instrument by Debtor, Debtor shall immediately make the necessary entries on its books and records to reinstate the Receivable as outstanding and unpaid and immediately notify Secured Party of such entries. All Receivables of an Account Debtor with respect to which such check or instrument was received shall thereupon become Ineligible Receivables.

          9.4. DEBIT MEMORANDA.

          (a) Unless Secured Party otherwise notifies Debtor in writing, Debtor shall deliver at least weekly to Secured Party, together with the schedule of Receivables provided for in Item 17 of the Schedule, copies of all debit memoranda issued by Debtor.

          (b) All debit memoranda issued by Debtor, when delivered to Secured Party, shall be accounted for in the same manner as provided in Section 6.2 with respect to Invoices.

          9.5. NOTES RECEIVABLE. Any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Receivable accepted by Debtor without the prior written consent of Secured Party shall be excluded from the Borrowing Capacity. If Secured Party, in its reasonable judgment, consents to the acceptance of any such note or instrument, the same shall be considered as evidence of the Receivable giving rise to such note or instrument, shall be subject to the Security Interest and included in the determination of Borrowing Capacity, and shall not constitute payment of such Receivable, and Debtor shall forthwith endorse such note or instrument to the order of Secured Party and deliver the same to Secured Party, together with the Schedule listing the Receivables which it evidences. Upon collection, the proceeds of such note or instrument may be applied directly to unpaid Advances, interest, and costs and expenses as provided in Section 8.5.


          10. AFFIRMATIVE COVENANTS. So long as any part of the Indebtedness remains unpaid, or this Agreement remains in effect, Debtor shall comply with the covenants contained in Item 21 of the Schedule or elsewhere in this Agreement, and with the covenants listed below:

          10.1. FINANCIAL STATEMENTS. Debtor shall furnish to Secured Party:

          (a) Within 90 days after the end of each fiscal year, audited consolidated financial statements of Debtor and all Consolidated Subsidiaries as of the end of such year, fairly presenting their consolidated financial position, which statements shall consist of a balance sheet and related statements of income, retained earnings, and cash flow covering the period of Debtor's immediately preceding fiscal year, and which shall be audited by independent certified public accountants satisfactory to Secured Party and accompanied by an opinion by such certified public accountants (which shall not be qualified by reason of any limitation imposed by Debtor) to the effect that the financial statements have been prepared in accordance with generally accepted accounting principles and that the examination of the accounts in connection with those financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other audit procedures as were considered necessary in the circumstances by such certified public accountants.

          (b) Within thirty (30) days after the end of each month, consolidated and consolidating financial statements of Debtor and each Consolidated Subsidiary as of the end of such month, fairly presenting Debtor's and such Consolidated Subsidiary's financial position, which statements shall consist of a balance sheet and related statements of income, and retained earnings covering the period from the end of the immediately preceding fiscal year to the end of such month, all in such detail as Secured Party may reasonably request and signed and certified to be correct by the president or chief financial officer of Debtor or other financial officer satisfactory to Secured Party.

          (c) Within thirty (30) days after the end of each month, a compliance certificate executed by the president or chief financial officer of Debtor or other financial officer satisfactory to Secured Party in the form of Exhibit A attached hereto and made a part hereof.

          (d) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which Debtor or any Third Party sends to its shareholders, and copies of any and all periodic and special reports and registration statements which Debtor or any Third Party files with the Securities and Exchange Commission.

          (e) Such additional information, including but not limited to current business plans by fiscal year end, as Secured Party may from time to time reasonably request regarding the financial and business affairs of Debtor, or any Consolidated Subsidiary, or any Third Party.

          10.2. GOVERNMENT AND OTHER SPECIAL RECEIVABLES. Debtor shall promptly notify Secured Party in writing of the existence of any Receivable as to which the perfection, enforceability, or validity of Secured Party's Security Interest in such Receivable, or Secured Party's right or ability to obtain direct payment to Secured Party of the Proceeds of such Receivable, is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, including, without limitation, any Receivable subject to the Federal Assignment of Claims Act of 1940, as amended.

          10.3. TERMS OF SALE. The terms on which sales or leases giving rise to Receivables are made shall be as specified in Items 3 and 22 of the Schedule.

          10.4. BOOKS AND RECORDS. Debtor shall maintain, at its own cost and expense, accurate and complete books and records with respect to the Collateral, in form satisfactory to Secured Party, and including, without limitation, records of all payments received and all Credits and Extensions granted with respect to the Receivables, of the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory, and of all other dealings affecting the Collateral. Debtor shall deliver such books and records to Secured Party or its representative on request. At Secured Party's request, Debtor shall mark all or any records to indicate the Security Interest. Debtor shall further indicate the Security Interest on all financial statements issued by it or shall cause the Security Interest to be so indicated by its accountants.

          10.5. INVENTORY IN POSSESSION OF THIRD PARTIES. If any Inventory remains in the hands or control of any of Debtor's agents, finishers, contractors, or processors, or any other third party, Debtor, if requested by Secured Party, shall notify such party of Secured Party's Security Interest in the Inventory and shall instruct such party to hold such Inventory for the account of Secured Party and subject to the instructions of Secured Party.

          10.6. EXAMINATIONS. Debtor shall at all reasonable times and from time to time permit Secured Party or its agents to inspect the Collateral and to examine and make extracts from, or copies of, any of Debtor's books, ledgers, reports, correspondence, and other records.

          10.7. VERIFICATION OF COLLATERAL. Secured Party shall have the right to verify all or any Collateral in any manner and through any medium Secured Party may consider appropriate and Debtor agrees to furnish all assistance and information and perform any acts which Secured Party may require in connection therewith. Third party inventory confirmation service providers must be bonded and act as an Agent for Secured Party, permitting Secured Party to rely directly upon all findings.

          10.8. RESPONSIBLE PARTIES. Debtor shall notify Secured Party of the occurrence of any event specified in Section 1.1(dd)(iv) with respect to any Responsible Party promptly after receiving notice thereof.

          10.9. TAXES. Debtor shall promptly pay and discharge all of its taxes, assessments, and other governmental charges prior to the date on which penalties are attached thereto, establish adequate reserves for the payment of such taxes, assessments, and other governmental charges, make all required withholding and other tax deposits, and, upon request, provide Secured Party with receipts or other proof that such taxes, assessments, and other governmental charges have been paid in a timely fashion; provided, however, that nothing contained herein shall require the payment of any tax, assessment, or other governmental charge so long as its validity is being contested in good faith, and by appropriate proceedings diligently conducted, and adequate reserves for the payment thereof have been established.

          10.10. LITIGATION.

          (a) Debtor shall promptly notify Secured Party in writing of any litigation, proceeding, or counterclaim against, or of any investigation of, Debtor or any Consolidated Subsidiary if: (i) the outcome of such litigation, proceeding, counterclaim, or investigation may materially and adversely affect the finances or operations of Debtor or any Consolidated Subsidiary or title to, or the value of, any Collateral; or (ii) such litigation, proceeding, counterclaim, or investigation questions the validity of any Transaction Document or any action taken, or to be taken, pursuant to any Transaction Document.

          (b) Debtor shall furnish to Secured Party such information regarding any such litigation, proceeding, counterclaim, or investigation as Secured Party shall request.

          10.11. INSURANCE.

          (a) Debtor shall at all times carry and maintain in full force and effect such insurance as Secured Party may from time to time reasonably require, in coverage, form, and amount, and issued by insurers, satisfactory to Debtor and Secured Party, including, without limitation: workers' compensation or similar insurance; public liability insurance; and insurance against such other risks as are usually insured against by business entities of established reputation engaged in the same or similar businesses as Debtor and similarly situated.

          (b) Debtor shall deliver to Secured Party certificates of insurance required by Secured Party, with appropriate endorsements designating Secured Party and Marine Midland Bank as an additional insured, mortgagee and loss payee as requested by Secured Party. Each policy of insurance shall provide that if such policy is canceled for any reason whatsoever, if any substantial change is made in the coverage which affects Secured Party, or if such policy is allowed to lapse for nonpayment of premium, such cancellation, change, or lapse shall not be effective as to Secured Party until thirty (30) days after receipt by Secured Party of written notice thereof from the insurer issuing such policy.

          (c) Debtor hereby appoints Secured Party as its attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, Secured Party, or otherwise, from time to time in Secured Party's discretion, to take any actions and to execute any instruments which Secured Party may deem necessary or desirable to obtain, adjust, make claims under, and otherwise deal with insurance required pursuant hereto and to receive, endorse, and collect any drafts or other instruments delivered in connection therewith; provided, however, Secured Party shall not take any such action or make any such execution until an Event of Default has occurred.

          10.12. EXISTENCE; BUSINESS.

          (a) Debtor shall take all necessary steps to preserve its existence and its right to conduct business in all states in which the nature of its business or ownership of its property requires such qualification.

          (b) Debtor shall engage only in the operation of convenience stores, truck stops, and the retail sale of motor fuel; the operation of fuel terminals, including the processing of commingled products and storage and delivery of fuel for third parties; the wholesale distribution of motor fuel; and activities ancillary to the foregoing.

          10.13. PENSION REPORTS. Upon the occurrence of any Pension Event, Debtor shall furnish to Secured Party, as soon as possible and, in any event, within thirty (30) days after Debtor knows, or has reason to know, of such occurrence, the statement of the president or chief financial officer of Debtor setting forth the details of such Pension Event and the action which Debtor proposes to take with respect thereto.

          10.14. NOTICE OF NON-COMPLIANCE. Debtor shall notify Secured Party in writing of any failure by Debtor or any Third Party to comply with any provision of any Transaction Document immediately upon learning of such non-compliance, or if any representation or warranty contained in any Transaction Document is no longer true in any material respect.

          10.15. COMPLIANCE WITH ENVIRONMENTAL LAWS.

          (a) Debtor shall materially comply with all Environmental Laws.

          (b) Debtor shall not suffer, cause, or permit the Disposal of Hazardous Substances at any property owned, leased, or operated by it or any Consolidated Subsidiary in material violation of any Environmental Law. For purposes of this Section 10.15, "material" means any fine, penalty, or liabilities per occurrence in excess of $20,000.

          (c) Debtor shall promptly notify Secured Party in the event of the Disposal of any Hazardous Substance at any property owned, leased, or operated by Debtor or any Consolidated Subsidiary, or in the event of any Release, or threatened Release, of a Hazardous Substance, from any such property in material violation of any Environmental Law.

          (d) Debtor shall, at Secured Party's reasonable request, provide, at Debtor's expense, updated Environmental Questionnaires and/or Environmental Reports concerning any property owned, leased, or operated by Debtor or any Consolidated Subsidiary at a maximum cost to Debtor annually of $20,000.

          (e) Debtor shall deliver promptly to Secured Party (i) copies of any documents received from the United States Environmental Protection Agency or any state, county, or municipal environmental or health agency concerning Debtor's or any Consolidated Subsidiary's operations; and (ii) copies of any documents submitted by Debtor or any Consolidated Subsidiary to the United States Environmental Protection Agency or any state, county, or municipal environmental or health agency concerning its operations.

          10.16. DEFEND COLLATERAL. Debtor shall defend the Collateral against the claims and demands of all other parties (other than Secured Party), including, without limitation, defenses, setoffs, and counterclaims asserted by any Account Debtor against Debtor or Secured Party.

          10.17. USE OF PROCEEDS. Debtor shall use the proceeds of Advances solely for Debtor's working capital, for such other legal and proper corporate purposes as are consistent with all applicable laws, Debtor's certificate of limited partnership and partnership agreement, resolutions of the Debtor's partners, and the terms of the Transaction Documents.

          10.18. COMPLIANCE WITH LAWS. Debtor shall comply with all applicable laws, rules, regulations, and other legal requirements with respect to its business and the use, maintenance, and operations of the real and personal property owned or leased by it in the conduct of its business.

          10.19. MAINTENANCE OF PROPERTY. Debtor shall maintain its property, including, without limitation, the Collateral, in good condition and repair and shall prevent the Collateral, or any part thereof, from being or becoming an accession to other goods not constituting Collateral.

          10.20. LICENSES, PERMITS, ETC. Debtor shall maintain all of its material franchises, grants, authorizations, licenses, permits, easements, consents, certificates, and orders, if any, in full force and effect until their respective expiration dates.

          10.21. TRADEMARKS AND PATENTS. Debtor shall maintain all of its material trademarks, trademark rights, patents, patent rights, licenses, permits, tradenames, tradename rights, and approvals, if any, in full force and effect until their respective expiration dates.

          10.22. ERISA. Debtor shall comply with the provisions of ERISA and the Internal Revenue Code with respect to each Pension Plan.

          10.23. MAINTENANCE OF OWNERSHIP. Debtor shall at all times maintain ownership of the percentages of issued and outstanding equity interests of each Consolidated Subsidiary set forth in Item 33 of the Schedule and notify Secured Party in writing prior to the formation of any new Consolidated Subsidiary.

          10.24. ACTIVITIES OF CONSOLIDATED SUBSIDIARIES. Unless the provisions of this Section are expressly waived by Secured Party in writing, Debtor shall cause each Consolidated Subsidiary to comply with Sections 10.1(b), 10.9, 10.11(a), 10.12, 10.15, and 10.18 through 10.22, inclusive, and any of the provisions contained in Item 21 of the Schedule, and shall cause each Consolidated Subsidiary to refrain from doing any of the acts proscribed by Sections 11.2, 11.3, and 11.5 through 11.14, inclusive, or proscribed by any of the provisions contained in Item 21 of the Schedule.

          10.25. LANDLORD AND WAREHOUSEMAN WAIVERS. Unless expressly waived by Secured Party in writing, Debtor shall use its best efforts to obtain from each landlord from whom Debtor leases property, and the owner of each warehouse in which Collateral is stored, a waiver or disclaimer of any interest in, and an agreement to permit the removal of, all personal property Collateral; provided, however, if Debtor does not obtain such waiver, disclaimer, and agreement within sixty (60) days of the date hereof with respect to such Collateral, such Collateral shall be excluded from the Borrowing Capacity.

          10.26. COMPLIANCE WITH MATERIAL AGREEMENTS. The Debtor shall, and shall cause its Consolidated Subsidiary to, comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business.

          10.27. OTHER NOTICES. The Debtor shall, and shall cause its Consolidated Subsidiary to, promptly notify the Secured Party of (a) any change in its financial condition or its business, the effect of which could have a material adverse effect, (b) any default under any agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness owing by the Debtor or its Consolidated Subsidiary, the effect of which could have a material adverse effect, (c) any material adverse claim against or affecting the Debtor or its Consolidated Subsidiary, or any of their properties, or any actual or potential contingent liabilities, involving an amount or amounts, in the aggregate, exceeding $25,000, and
     (d) the commencement of, and any material determination in, any material litigation with any third party or any proceeding before any Governmental Authority affecting the Debtor or any Consolidated Subsidiary involving an amount or amounts, in the aggregate, exceeding $25,000 other than any claim or litigation referred to in (c) and (d) which is fully insured (less customary deductibles) by one or more binding and enforceable insurance policies in favor of the Debtor or its Consolidated Subsidiary, which policies are issued in accordance with provisions of this Agreement.


          11. NEGATIVE COVENANTS. So long as any part of the Indebtedness remains unpaid or this Agreement remains in effect, Debtor, without the written consent of Secured Party, shall not violate any covenant contained in Item 21 of the Schedule and shall not:

          11.1. LOCATION OF INVENTORY, EQUIPMENT, AND BUSINESS RECORDS. Move the Inventory, Equipment, or the records concerning the Collateral from the location where they are kept as specified in Items 11 and 13 of the Schedule.

          11.2. BORROWED MONEY. Create, incur, assume, or suffer to exist any liability for borrowed money, except to Secured Party and except as may be specified in Item 23 of the Schedule.

          11.3. SECURITY INTEREST AND OTHER ENCUMBRANCES. Create, incur, assume, or suffer to exist any mortgage, security interest, lien, or other encumbrance upon any of its properties or assets, whether now owned or hereafter acquired, except mortgages, security interests, liens, and encumbrances (a) in favor of Secured Party and (b) as may be specified in
     Item 12 of the Schedule. Debtor agrees that it will not, without the Secured Party's prior written consent (a) create, incur, assume or suffer to exist or to be created, incurred or assumed, any lien, security interest, option or other encumbrance of any kind upon any of its rights, title and interests in any of its real property assets. Further, Debtor hereby agrees that it will not, without the Secured Party's prior written consent, enter into any agreement with or in favor of any person or entity other than the Secured Party, which agreement would hinder, qualify, prohibit or otherwise limit in any manner the Debtor's right or ability to
     (a) create, incur, assume or suffer to exist or to be created, incurred or assumed, any lien, security interest, option or other encumbrance or any kind upon any of its right, title and interest in any of its real property assets whatsoever, or (b) sell, transfer, convey or assign any of its real property assets unless in the ordinary course of business; provided, however, none of the foregoing shall restrict or prohibit the granting of purchase money security interests made in connection with any capital expenditures contemplated in Section 11.11.

          11.4. STORING AND USE OF COLLATERAL. Place the Collateral in any warehouse which may issue a negotiable Document with respect thereto or use the Collateral in violation of any provision of the Transaction Documents, of any applicable statute, regulation, or ordinance, or of any policy insuring the Collateral.

          11.5. MERGERS, CONSOLIDATIONS, OR SALES. (a) Merge or consolidate with or into any corporation; (b) enter into any joint venture or partnership with any person, firm, or corporation; (c) convey, lease, or sell all or any material portion of its property or assets or business to any other person, firm, or corporation except for the sale of Inventory in the ordinary course of its business and in accordance with the terms of this Agreement; or (d) convey, lease, or sell any of its assets to any person, firm, or corporation for less than the fair market value thereof; provided however, that the distribution of assets and the mergers occurring in connection with the division of FFPP and its Consolidated Subsidiaries into two separate operating entities, as set forth in a registration statement that will be filed with the United States Securities and Exchange Commission shall be permitted.

          11.6. PARTNERSHIP INTERESTS. Purchase or redeem any of its partnership interests or otherwise change the capital structure of Debtor or change the relative rights, preferences, or limitations relating to any of its partnership interests; provided however, that any such change made in connection with the division of FFPP and its Consolidated Subsidiaries into two separate operating entities, as set forth in a registration statement that will be filed with the United States Securities and Exchange Commission shall be permitted.

          11.7. DISTRIBUTIONS. Pay any cash distributions on any of its partnership interests or dividends on any of its capital stock, if the payment of such distributions or dividends would result in a failure to comply with any of the financial covenants required by Item 30 of the Schedule.

          11.8. INVESTMENTS AND ADVANCES. Make any investment in, or advances to, any other person, firm, or corporation, except (a) advance payments or deposits against purchases made in the ordinary course of Debtor's regular business; (b) direct obligations of the United States of America; (c) any existing investments in, or existing advances to, the Consolidated Subsidiaries; or (d) any investments or advances that may be specified in
     Item 24 of the Schedule.

          11.9. GUARANTIES. Become a guarantor, a surety, or otherwise liable for the debts or other obligations of any other person, firm, or corporation, whether by guaranty or suretyship agreement, agreement to purchase indebtedness, agreement for furnishing funds through the purchase of goods, supplies, or services (or by way of stock purchase, capital contribution, advance, or loan) for the purpose of paying or discharging indebtedness, or otherwise, except as an endorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business and except as may be specified in Item 25 of the Schedule.

          11.10. LEASES. Enter, as lessee, into any lease of real or personal property (whether such lease is classified on Debtor's financial statements as a capital lease or operating lease) if the aggregate of the rentals of such lease and of Debtor's other then existing leases would exceed, in any one of Debtor's fiscal years, the amount specified in Item 26 of the Schedule.

          11.11. CAPITAL EXPENDITURES. Make or incur any capital expenditures in any one fiscal year in an aggregate amount in excess of the amount, if any, specified in Item 27 of the Schedule.

          11.12. COMPENSATION.

          (a) Pay, or obligate itself to pay, directly or indirectly, any salaries, bonuses, dividends, or other compensation to its officers or directors, or members of their immediate families, in the aggregate exceeding the amount, if any, specified in Item 28 of the Schedule.

          (b) Pay, or obligate itself to pay, directly or indirectly, any salaries, bonuses, dividends, or other compensation to the individuals, if any, specified in Item 29 of the Schedule in excess of the amount therein specified for such individuals.

          11.13.  NAME CHANGE.  Change its name  without  giving at least thirty
     (30) days prior written notice of its proposed new name to Secured Party, together with delivery to Secured Party of UCC-1 Financing Statements reflecting Debtor's new name, all in form and substance satisfactory to Secured Party.

          11.14. DISPOSITION OF COLLATERAL. Sell, assign, or otherwise transfer, dispose of, or encumber the Collateral or any interest therein, or grant a security interest therein, or license thereof, except to Secured Party and except the sale or lease of Inventory in the ordinary course of business of Debtor and in accordance with the terms of this Agreement.

          11.15.  FINANCIAL  COVENANTS.   Fail  to  comply  with  the  financial
     covenants set forth in Item 30 of the Schedule.

          11.16. FISCAL YEAR AND ACCOUNTING METHOD. Debtor shall not, and shall not permit any of its Consolidated Subsidiaries to, change its fiscal year or method of accounting other than as may be permitted by Generally Accepted Accounting Principles.

          11.17. LINES OF BUSINESS. The Debtor shall not, and shall not permit its Consolidated Subsidiaries to, directly or indirectly, engage in any business significantly and materially different from those in which it is presently engaged or substantially alter its method of doing business.


          12. EVENTS OF DEFAULT.

          12.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default (individually, an Event of Default and, collectively, Events of Default):

          (a) Nonpayment. Nonpayment when due of any principal, interest, premium, fee, cost, or expense due under the Transaction Documents.

          (b) Negative Covenants. Default in the observance of any of the covenants or agreements of Debtor contained in Article 11.

          (c) Article 7. Default in the observance of any of the covenants or agreements of Debtor contained in Article 7.

          (d) Other Covenants. Default in the observance of any of the covenants or agreements of Debtor contained in the Transaction Documents -- other than in Article 11, Article 7 or Sections 8.1, 8.2, 8.3, or 8.4 -- or in any other agreement with Secured Party which is not remedied within the earlier of ten (10) days after (i) notice thereof by Secured Party to Debtor, or (ii) the date Debtor was required to give notice to Secured Party under Section 10.14.

          (e) Cessation of Business or Voluntary Insolvency Proceedings. The (i) cessation of operations of Debtor's business as conducted on the date of this Agreement; (ii) filing by Debtor of a petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, relief as a debtor, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America or any state or territory thereof or any foreign jurisdiction now or hereafter in effect; (iii) making by Debtor of a general assignment for the benefit of creditors; (iv) consent by the Debtor to the appointment of a receiver or trustee, including, without limitation, a "custodian," as defined in the Federal Bankruptcy Code, for Debtor or any of Debtor's assets; (v) making of any, or sending of any, notice of any intended bulk sale by Debtor; or (vi) execution by Debtor of a consent to any other type of insolvency proceeding (under the Federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, or settlement of, claims against or winding up of affairs of, Debtor.

          (f) Involuntary Insolvency Proceedings. (i) The appointment of a receiver, trustee, custodian, or officer performing similar functions, including, without limitation, a "custodian," as defined in the Federal Bankruptcy Code, for Debtor or any of Debtor's assets; or the filing against Debtor of a request or petition for liquidation, reorganization, arrangement, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America, any state or territory thereof, or any foreign jurisdiction now or hereafter in effect; or of any other type of insolvency proceeding (under the Federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of Debtor shall be instituted against Debtor; and (ii) such appointment shall not be vacated, or such petition or proceeding shall not be dismissed, within sixty (60) days after such appointment, filing, or institution.

          (g) Other Indebtedness and Agreements. Failure by Debtor to pay, when due (or, if permitted by the terms of any applicable documentation, within any applicable grace period), any indebtedness owing by Debtor to Secured Party or any other person or entity (other than the Indebtedness incurred pursuant to this Agreement, and including, without limitation, indebtedness evidencing a deferred purchase price), whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand, or otherwise, or failure by the Debtor to perform any term, covenant, or agreement on its part to be performed under any agreement or instrument (other than a Transaction Document) evidencing or securing or relating to any indebtedness owing by Debtor when required to be performed if the effect of such failure is to permit the holder to accelerate the maturity of such indebtedness.

          (h) Judgments. Any judgment or judgments against Debtor (other than any judgment for which Debtor is fully insured) which individually, or in the aggregate, are in an amount greater than $20,000.00 and which remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of thirty (30) days.

          (i) Pension Default. Any Reportable Event which Secured Party shall determine in good faith constitutes grounds for the termination of any Pension Plan by the Pension Benefit Guaranty Corporation, or for the appointment by an appropriate United States district court of a trustee to administer any Pension Plan, shall occur and shall continue thirty (30) days after written notice thereof to Debtor by Secured Party; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan; or any Pension Plan shall be terminated; or Debtor or any Consolidated Subsidiary shall withdraw from a Pension Plan in a complete withdrawal or a partial withdrawal; or there shall arise vested unfunded liabilities under any Pension Plan that, in the good faith opinion of Secured Party, have or will or might have a material adverse effect on the finances or operations of Debtor; or Debtor or any Consolidated Subsidiary shall fail to pay to any Pension Plan any contribution which it is obligated to pay under the terms of such plan or any agreement or which is required to meet statutory minimum funding standards.

          (j) Collateral; Impairment. There shall occur with respect to the Collateral any (i) fraud; (ii) material misappropriation, conversion, or diversion; (iii) levy, seizure, or attachment; or (iv) material loss, theft, or damage.

          (k) Change. There shall occur any materially adverse change in the business or financial condition of Debtor.

          (l) Third Party Default. There shall occur with respect to any Third Party or any Consolidated Subsidiary, including, without limitation, any Guarantor or Consolidated Subsidiary (i) any event described in Section 12.1(e), 12.1(f), 12.1(g), or 12.1(h); (ii) any pension default event such as described in Section 12.1(i) with respect to any pension plan maintained by such Third Party or such Consolidated Subsidiary; or (iii) any failure by Third Party or such Consolidated Subsidiary to perform in accordance with the terms of any agreement between such Third Party and Secured Party, or any default or event of default by such Third Party under any such agreement.

          (m) Representations. Any certificate, statement, representation, warranty, or financial statement furnished by, or on behalf of, Debtor or any Third Party, pursuant to, or in connection with, this Agreement (including, without limitation, representations and warranties contained herein) or as an inducement to Secured Party to enter into this Agreement or any other lending agreement with Debtor shall prove to have been false in any material respect at the time as of which the facts therein set forth were certified or to have omitted any substantial contingent or unliquidated liability or claim against Debtor or any such Third Party, or if on the date of the execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such statement or certificate which shall not have been disclosed in writing to Secured Party at, or prior to, the time of such execution.

          (n) Challenge to Validity. Debtor or any Third Party commences any action or proceeding to contest the validity or enforceability of any Transaction Document or any lien or security interest granted or obligations evidenced by any Transaction Document.

          (o) Death or Incapacity; Termination. Any Third Party dies or becomes incapacitated, or terminates or attempts to terminate, in accordance with its terms or otherwise, any guaranty or other Transaction Document executed by such Third Party.

          (p) Change of Ownership. If all, or a controlling interest of, the equity interests of Debtor shall be sold, assigned, or otherwise transferred, other than any sale, assignment, or transfer occurring in connection with the division of FFPP and its Consolidated Subsidiaries into two separate operating entities, as set forth in a registration statement that will be filed with the United States Securities and Exchange Commission, or if a security interest or other encumbrance shall be granted or otherwise acquired therein or with respect thereto.

          (q) Termination of Validity Agreement. Upon termination of any Validity Guaranty then in effect, unless such Validity Guaranty is replaced by another Validity Guaranty in substantially the same form and content executed by an officer of Debtor in favor of and acceptable to Secured Party effective upon any such termination.

          12.2. EFFECTS OF AN EVENT OF DEFAULT.

          (a) Upon the happening of one or more Events of Default (except an Event of Default under either Section 12.1(e) or 12.1(f)), Secured Party may declare any obligations it may have hereunder to be canceled, and the principal of the Indebtedness then outstanding to be immediately due and payable, together with all interest thereon and costs and expenses accruing under the Transaction Documents. Upon such declaration, any obligations Secured Party may have hereunder shall be immediately canceled, and the Indebtedness then outstanding shall become immediately due and payable without presentation, demand, or further notice of any kind to Debtor.

          (b) Upon the happening of one or more Events of Default under Section 12.1(e) or 12.1(f), Secured Party's obligations hereunder shall be canceled immediately, automatically, and without notice, and the Indebtedness then outstanding shall become immediately due and payable without presentation, demand, or notice of any kind to the Debtor.


          13. SECURED PARTY'S RIGHTS AND REMEDIES.

          13.1. GENERALLY. Secured Party's rights and remedies with respect to the Collateral, in addition to those rights granted herein and in any other agreement between Debtor and Secured Party now or hereafter in effect, shall be those of a secured party under the Uniform Commercial Code as in effect in the State and under any other applicable law.

          13.2. NOTIFICATION OF ACCOUNT DEBTORS. At any time after the occurrence of an Event of Default or an event which with notice or lapse of time, or both, would constitute an Event of Default, Secured Party may, at any time and from time to time, contact Account Debtors directly to notify any or all Account Debtors of the Security Interest and may direct such Account Debtors to make all payments on Receivables directly to Secured Party. Notwithstanding the foregoing, Secured Party may at any time contact Account Debtors directly to verify Receivables.

          13.3. POSSESSION OF COLLATERAL. Whenever Secured Party may take possession of the Collateral, pursuant to Section 13.1, Secured Party may take possession of the Collateral on Debtor's premises or may remove the Collateral, or any part thereof, to such other places as the Secured Party may, in its sole discretion, determine. If requested by Secured Party, Debtor shall assemble all the books and records relating to the Collateral and deliver it to Secured Party at such place as may be designated by Secured Party.

          13.4. COLLECTION OF RECEIVABLES. Upon the occurrence of an Event of Default or an event which with notice or lapse of time, or both, would constitute an Event of Default, Secured Party may demand, collect, and sue for all monies and Proceeds due, or to become due, on the Receivables (in either Debtor's or Secured Party's name at the latter's option) with the right to enforce, compromise, settle, or discharge any or all Receivables. If Secured Party takes any action contemplated by this Section with respect to any Receivable, Debtor shall not exercise any right that Debtor would otherwise have had to take such action with respect to such Receivable.

          13.5. ENDORSEMENT OF CHECKS; DEBTOR'S MAIL. Debtor hereby irrevocably appoints Secured Party the Debtor's agent with full power, in the same manner, to the same extent, and with the same effect as if Debtor were to do the same, immediately after the occurrence of an Event of Default or an event which with notice or lapse of time, or both, would constitute an Event of Default, to endorse Debtor's name on any Instruments or Documents pertaining to any Collateral, to receive and collect all mail addressed to Debtor, to direct the place of delivery of such mail to any location designated by Secured Party, to open such mail, to remove all contents therefrom, and to retain all contents thereof constituting or relating to the Collateral. This agency is unconditional and shall not terminate until all of the Indebtedness is paid in full and this Agreement has been terminated. Secured Party agrees to give Debtor notice in the event it exercises this agency, except with respect to the endorsement of Debtor's name on any instruments or documents pertaining to any Collateral.

          13.6. LICENSE TO USE PATENTS, TRADEMARKS, AND TRADENAMES. Debtor grants to Secured Party a royalty-free, non-transferable license to use any and all patents, trademarks, and tradenames now or hereafter owned by, or licensed to, Debtor for the purposes of manufacturing and disposing of Inventory after the occurrence of an Event of Default. All Inventory shall at least meet quality standards maintained by Debtor prior to such Event of Default.


          14. MISCELLANEOUS.

          14.1. PERFECTING THE SECURITY INTEREST; PROTECTING THE COLLATERAL. Debtor hereby authorizes Secured Party to file such financing statements relating to the Collateral without Debtor's signature thereon as Secured Party may deem appropriate, and appoints Secured Party as Debtor's attorney-in-fact (without requiring Secured Party) to execute any such financing statement or statements in Debtor's name and to perform all other acts which Secured Party deems appropriate to perfect and continue the Security Interest and to protect, preserve, and realize upon the Collateral and any insurance proceeds thereof.

          14.2. PERFORMANCE OF DEBTOR'S DUTIES. Upon Debtor's failure to perform any of its duties under the Transaction Documents, including, without limitation, the duty to obtain insurance as specified in Section 10.11, Secured Party may, but shall not be obligated to, perform any or all such duties.

          14.3. NOTICE OF SALE. Without in any way requiring notice to be given in the following manner, Debtor agrees that any notice by Secured Party of sale, disposition, or other intended action hereunder, or in connection herewith, whether required by the Uniform Commercial Code as in effect in the State or otherwise, shall constitute reasonable notice to Debtor if such notice is mailed by regular or certified mail, postage prepaid, at least ten (10) days prior to such action, to Debtor's address, attention Vice President - Finance, or addresses specified above or to any other address which Debtor has specified in writing to Secured Party as the address to which notices hereunder shall be given to Debtor,.

          14.4. WAIVER BY SECURED PARTY. No course of dealing between Debtor and Secured Party and no delay or omission by Secured Party in exercising any right or remedy under the Transaction Documents or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of Secured Party are cumulative.

          14.5. WAIVER BY DEBTOR. Secured Party shall have no obligation to take, and Debtor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all Account Debtors and against any and all prior parties to any note, Chattel Paper, draft, trade acceptance, or other instrument for the payment of money covered by the Security Interest whether or not in Secured Party's possession. Secured Party shall not be responsible to Debtor for loss or damage resulting from Secured Party's failure to enforce any Receivables or to collect any moneys due, or to become due, thereunder or other Proceeds constituting Collateral hereunder. Debtor waives protest of any note, check, draft, trade acceptance, or other instrument for the payment of money constituting Collateral at any time held by Secured Party on which Debtor is in any way liable and waives notice of any other action taken by Secured Party, including, without limitation, notice of Secured Party's intent to accelerate the Indebtedness or any part thereof.

          14.6. SETOFF. Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured
     Party, at its sole election, may setoff against the Indebtedness any and all monies then or thereafter owed to Debtor by Secured Party in any capacity, whether or not the Indebtedness or the obligation to pay such monies owed by Secured Party is then due, and Secured Party shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on Secured Party's records subsequent thereto.

          14.7. ASSIGNMENT. The rights and benefits of Secured Party hereunder shall, if Secured Party so agrees, inure to any party acquiring any interest in the Indebtedness or any part thereof.

          14.8. SUCCESSORS AND ASSIGNS. Secured Party and Debtor, as used herein, shall include the successors or assigns of those parties, except that Debtor shall not have the right to assign its rights hereunder or any interest herein.

          14.9. MODIFICATION. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except as may be provided in Item 35 of the Schedule or by a written agreement signed by Debtor and a duly authorized officer of Secured Party.

          14.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by Secured Party and Debtor on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same Agreement.

          14.11.  GENERALLY  ACCEPTED  ACCOUNTING   PRINCIPLES.   Any  financial
     calculation to be made, all financial statements and other financial information to be provided, and all books and records to be kept in connection with the provisions of this Agreement, shall be in accordance with generally accepted accounting principles consistently applied during each interval and from interval to interval; provided, however, that in the event changes in generally accepted accounting principles shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing, or should be recommended by Debtor's certified public accountants, to the extent such changes would affect any financial calculations to be made in connection herewith, such changes shall be implemented in making such calculations only from and after such date as Debtor and Secured Party shall have amended this Agreement to the extent necessary to reflect such changes in the financial and other covenants to which such calculations relate.

          14.12. INDEMNIFICATION.

          (a) If after receipt of any payment of all, or any part of, the Indebtedness, Secured Party is, for any reason, compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, the Transaction Documents shall continue in full force and Debtor shall be liable, and shall indemnify and hold Secured Party harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party's rights under the Transaction Documents and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination of this Agreement and the Transaction Documents.

          (B) DEBTOR AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS SECURED PARTY, ITS OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS, AND EXPERTS ("INDEMNIFIED PARTIES") FROM, AND AGAINST, ANY AND ALL LIABILITIES, CLAIMS, DAMAGES, PENALTIES, EXPENDITURES, LOSSES, OR CHARGES, INCLUDING, BUT NOT LIMITED TO, ALL COSTS OF
     INVESTIGATION,   MONITORING,  LEGAL  REPRESENTATIONS,   REMEDIAL  RESPONSE,
     REMOVAL,  RESTORATION,  OR PERMIT  ACQUISITION,  WHICH  MAY NOW,  OR IN THE
     FUTURE, BE UNDERTAKEN, SUFFERED, PAID, AWARDED, ASSESSED, OR OTHERWISE INCURRED BY INDEMNIFIED PARTIES AS A RESULT OF THE PRESENCE OF, RELEASE OF, OR THREATENED RELEASE OF HAZARDOUS SUBSTANCES IN VIOLATION OF ANY ENVIRONMENTAL LAWS ON, IN, OR UNDER THE PROPERTY OWNED, LEASED, OR OPERATED BY DEBTOR OR ANY CONSOLIDATED SUBSIDIARY. THE LIABILITY OF DEBTOR UNDER THE COVENANTS OF THIS SECTION IS NOT LIMITED BY ANY EXCULPATORY PROVISIONS IN THIS AGREEMENT OR ANY OTHER DOCUMENTS SECURING THE INDEBTEDNESS AND SHALL SURVIVE REPAYMENT OF THE INDEBTEDNESS OR EXPIRATION OR ANY TRANSFER OR TERMINATION OF THIS AGREEMENT REGARDLESS OF THE MEANS OF SUCH TRANSFER OR TERMINATION. DEBTOR AGREES THAT INDEMNIFIED PARTIES SHALL NOT BE LIABLE IN ANY WAY FOR THE COMPLETENESS OR ACCURACY OF ANY ENVIRONMENTAL REPORT OR THE INFORMATION CONTAINED THEREIN. DEBTOR FURTHER AGREES THAT SECURED PARTY HAS NO DUTY TO WARN DEBTOR OR ANY OTHER PERSON OR ENTITY ABOUT ANY ACTUAL OR POTENTIAL ENVIRONMENTAL CONTAMINATION OR OTHER PROBLEM THAT MAY HAVE BECOME APPARENT, OR WILL BECOME APPARENT, TO INDEMNIFIED PARTIES.

          (C) DEBTOR AGREES TO PAY, INDEMNIFY, AND HOLD INDEMNIFIED PARTIES HARMLESS FROM, AND AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR
     DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, COUNSEL AND SPECIAL COUNSEL FEES AND DISBURSEMENTS IN CONNECTION WITH ANY LITIGATION, INVESTIGATION, HEARING, OR OTHER PROCEEDING) WITH RESPECT, OR IN ANY WAY RELATED, TO THE EXISTENCE, EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE, AND ADMINISTRATION OF THIS AGREEMENT AND ANY OTHER TRANSACTION DOCUMENT (ALL OF THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"). THE AGREEMENTS IN THIS SECTION SHALL SURVIVE REPAYMENT OF THE INDEBTEDNESS.

          (D) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENT OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

          14.13. TERMINATION; PREPAYMENT PREMIUM.

          (a) Termination. This Agreement is, and is intended to be, a continuing Agreement and shall remain in full force and effect for an initial term equal to the term set forth in Item 32 of the Schedule and for any renewal term also specified in Item 32 of the Schedule; provided, however, that either party may terminate this Agreement as of the end of the initial term or any subsequent renewal term by giving the other party notice to terminate in writing at least sixty (60) days prior to the end of any such period whereupon at the end of such period all Indebtedness shall be due and payable in full without presentation, demand, or further notice of any kind, whether or not all or any part of such Indebtedness is otherwise due and payable pursuant to the agreement or instrument evidencing same. Secured Party may terminate this Agreement immediately and without notice upon the occurrence of an Event of Default. Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the Security Interest, Secured Party's rights and remedies under the Transaction Documents and Debtor's obligations and liabilities under the Transaction Documents, shall survive any termination of this Agreement and shall remain in full force and effect until all of the Indebtedness outstanding, or contracted or committed for (whether or not outstanding), before the receipt of such notice by Secured Party, and any extensions or renewals thereof (whether made before or after receipt of such notice), together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full. No Collateral shall be released or financing statement terminated until: (i) such final and irrevocable payment in full of the Indebtedness as described in the preceding sentence; and (ii) Debtor and Secured Party execute a mutual general release, subject to Section
     14.12 of this Agreement, in form and substance satisfactory to the Secured Party and Debtor and their respective counsel.

          (b) Prepayment Premium. If Debtor pays in full all, or substantially all, of the principal balance of Advances prior to the end of the initial term or any renewal term of this Agreement as set forth in Item 32 of the Schedule, other than temporarily from funds internally generated in the ordinary course of business or from a public offering of equity interests, at the time of any such payment Debtor shall also pay to Secured Party the prepayment premium set forth in Item 34 of the Schedule. Any tender of payment in full of such principal balance following an acceleration by Secured Party of the Indebtedness, pursuant to Section 12.2 shall not be, for purposes of this Section, deemed to be considered a prepayment requiring Debtor to pay the prepayment premium set forth in Item 34 of the Schedule.

          14.14. FURTHER ASSURANCES. From time to time, Debtor shall take such action and execute and deliver to Secured Party such additional documents, instruments, certificates, and agreements as Secured Party may reasonably request to effectuate the purposes of the Transaction Documents.

          14.15. HEADINGS. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

          14.16. CUMULATIVE SECURITY INTEREST, ETC. The execution and delivery of this Agreement shall in no manner impair or affect any other security (by endorsement or otherwise) for payment or performance of the Indebtedness, and no security taken hereafter as security for payment or performance of the Indebtedness shall impair in any manner or affect this Agreement, or the security interest granted hereby, all such present and future additional security to be considered as cumulative security.

          14.17. SECURED PARTY'S DUTIES. Without limiting any other provision of this Agreement: (a) the powers conferred on Secured Party hereunder are solely to protect its interests and shall not impose any duty to exercise any such powers; and (b) except as may be required by applicable law, Secured Party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

          14.18. NOTICES GENERALLY. All notices and other communications hereunder shall be made by telegram, telex, telecopy, facsimile, overnight air courier, or certified or registered mail, return receipt requested, and shall be deemed to be received (whether actually received or not) by the party to whom sent: (i) one Business Day after sending, if sent by telegram, telex, telecopy, facsimile, or overnight air courier; and (ii) three Business Days after mailing, if sent by certified or registered mail. All such notices and other communications to a party hereto shall be addressed to such party at the address of that party (or in the case of a telecopy, or facsimile machine, to the facsimile machine number of such party) set forth on the cover page hereof or to such other address as such party may designate for itself in a notice to the other party given in accordance with this Section.

          14.19. SEVERABILITY. The provisions of this Agreement are independent of, and separable from, each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part. If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor render prohibited or unenforceable such provision in any other jurisdiction.

          14.20. INCONSISTENT PROVISIONS. The terms of this Agreement and the other Transaction Documents shall be cumulative except to the extent that they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

          14.21. USURY SAVINGS. All agreements between the Debtor and the Secured Party, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on the indebtedness or otherwise, shall the amount paid, or agreed to be paid, to the Secured Party for the use, forbearance, or detention of the money to be loaned under this Agreement or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Secured Party shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount of the obligations of the Debtor to the Secured Party and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the obligations of Debtor to the Secured Party under any Transaction Document, such excess shall be refunded to Debtor. All sums paid or agreed to be paid to the Secured Party for the use, forbearance, or detention of the indebtedness of Debtor to the Secured Party shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal thereof (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. The terms and provisions of this Section shall control and supersede every other provision of all agreements between Debtor and the Secured Party. If, at any time and from time to time, (i) the amount of interest payable to the Secured Party on any date shall be computed at the Highest Lawful Rate pursuant to this Section and (ii) for any subsequent interest computation period the amount of interest otherwise payable to the Secured Party would be less than the Highest Lawful Rate, then the amount of interest payable to the Secured Party, for such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Secured Party, shall equal the total amount of interest which would have been payable to the Secured Party if the total amount of interest had been computed without giving effect to this Section.

          14.22. PARTICIPATIONS. Secured Party may at any time grant to one or more banks or other institutions a participating interest in the Borrowing Capacity or any or all of the Advances. In the event of any such grant by Secured Party of a participating interest, Secured Party shall remain responsible for the performance of its obligations hereunder, and Debtor shall continue to deal solely and directly with Secured Party in connection with Secured Party's rights and obligations under this Agreement. Any agreement pursuant to which Secured Party may grant such a participating interest shall provide that Secured Party shall retain the sole right and responsibility to enforce the Indebtedness, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement. Debtor shall cooperate with any audits and other credit investigations and reviews undertaken for the purpose of a participation, and Secured Party shall be entitled to disclose any information in Secured Party's possession regarding Debtor, whether or not such information shall be of a confidential nature, subject only to the agreement of such lenders to maintain the confidentiality of any confidential information.

          14.23. APPLICABLE LAW. THIS AGREEMENT, AND THE TRANSACTIONS EVIDENCED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE INTERNAL LAWS OF THE STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE.

          14.24. CONSENT TO JURISDICTION. DEBTOR AND SECURED PARTY AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE, OR ARISING OUT OF, THE TRANSACTION DOCUMENTS MAY BE COMMENCED IN ANY COURT IN DALLAS, TEXAS, AND EACH WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OR THE UNITED STATES.

          14.25. JURY TRIAL WAIVER. DEBTOR AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY DEBTOR OR SECURED PARTY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED THERETO. DEBTOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. DEBTOR ACKNOWLEDGES THAT SECURED PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

          14.26. ARTICLE 15.10(b). THE DEBTOR AND SECURED PARTY HEREBY AGREE THAT, EXCEPT FOR ARTICLE 15.10(b) THEREOF, THE PROVISIONS OF CHAPTER 15 OF TITLE 79 OF THE REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED
     (REGULATING CERTAIN REVOLVING CREDIT LOANS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THE TRANSACTION DOCUMENTS.

          14.27. FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


Accepted at Dallas, Texas by:

HSBC BUSINESS LOANS, INC.           FFP PARTNERS, L.P.
("Secured Party")                   ("FFPP")


By:                                 By:  FFP PARTNERS MANAGEMENT
       Neal T. Legan                     COMPANY,  INC., a Delaware
       Vice President                    corporation,  General Partner


                                    By:
                                         Steven B. Hawkins, Vice President

                                    FFP OPERATING PARTNERS, L.P.
                                    ("FFPO")

                                    By:  FFP   PARTNERS   MANAGEMENT
                                         COMPANY,   INC.,  a Delaware
                                         corporation, General Partner


                                    By:
                                         Steven B. Hawkins, Vice President


                                    DIRECT FUELS, L.P.
                                    ("Direct Fuels")

                                    By:  DIRECT FUELS  MANAGEMENT COMPANY, INC.
                                         a Texas corporation, General Partner



                                    By:
                                         Steven B. Hawkins, Vice President


                                    SCHEDULE


        This Schedule is a part of a Loan and Security Agreement, dated as of October 31, 1997, between FFP PARTNERS, L.P., FFP OPERATING PARTNERS, L.P., DIRECT FUELS, L.P. and HSBC BUSINESS LOANS, INC. Capitalized terms used herein have the same meaning given to such terms in the Loan and Security Agreement unless otherwise defined herein. The abbreviation "N/A" means the information is not applicable to this transaction.

1.      Borrowing Capacity  (ss. 1.1(c))

        Borrowing Capacity in the aggregate with respect to FFP Partners, L.P., FFP Operating Partners, L.P., and Direct Fuels, L.P., at any time, shall be the net amount determined by taking the lesser of the following amounts:

               (A)    $15,000,000

                      or

               (B) the amount equal to up to the sum of:

                      (i)    85% of the Receivables Borrowing Base; and

                      (ii) the lesser of $7,500,000 (the "Maximum Amount") or 50% of the Value of the amount of the Inventory Borrowing Base;

               and subtracting  from the lesser of (A) or (B) above,  the sum of
               (w) banker's acceptances, plus (x) letters of guaranty, plus (y) Letters of Credit.

2.      Inventory Borrowing Base Percentages  (ss.ss. 1.1(m) & 1.1(hh))

        The following percentages of Value are applicable to the following categories of Eligible Inventory:

        Finished goods, to the extent up to 50%; raw materials, to the extent of up to 50%.

3.      Cash Discount  (ss.ss. 1.1(g) & 10.3)

        Maximum Cash Discount of 2%, 10 days.

4.      Receivables--Age  (ss. 1.1(dd)(i))

        Three (3) times the normal and customary period of any given invoice, but not to exceed 90 days after the Invoice date.

5.      Receivables Disqualification Percentage  (ss. 1.1 (dd)(v))

        50% or more.

6.      Permissible Foreign Account Debtors  (ss. 1.1(dd)(vi))

        None.

7.      Inventory Accounting   (ss. 1.1(hh)

        First-in, First-out (FIFO).

8.      Marine Payment Account  (ss. 1.1(ll))

        There is a Marine Payment Account that is governed by a separate blocked Account Agreement with LaSalle National Bank, Chicago, Illinois.

               Name and Address of depository bank:

               LaSalle National Bank
               135 S. LaSalle Avenue
               Chicago, Illinois 60603

               Account No. 2299-386
               (Depository Account)


9.      Letters of Credit  (ss. 2.4)

        $2,000,000.00 (subject to a sublimit of $1,000,000 for overnight exposure related to Automated Clearing House transfers).

10.     State of Organization  (ss. 4.2 & 5.1)

        FFP Partners, L.P.:  Delaware

        FFP Operating Partners, L.P.:  Delaware

        Direct Fuels, L.P.: Texas

11.     Location (s) of Inventory and Equipment  (ss.ss. 5.4(c), 5.7,
        5.8(a), and 11.1)

        See Attached Addendum.

12.     Permitted Encumbrances  (ss. 5.5(a), 5.5(c) & 11.3)

        Only as shown on Exhibit B.

13.     Business Records Location  (ss. 5.8(a), 5.8(c) & 11.1)

        See Item 11 above.

14.     Trademarks and Patents  (ss. 5.17)

        Trademarks:   FFP Partners; Kwik Pantry; Drivers; Drivers Diner;
                      Financial Express Money Order Company; Lazer Wizard

        Patents:      None.


15.     Labor Contracts  (ss. 5.24)

        None.

16.     Partnership Interests  (ss. 5.27)

        Hickory Branch Trading Company, L.L.C. -- 36.06%

        See also Item 33.

17.     Required Documents  (ss.ss. 6.1, 9.2(b), 9.4(a))

                                                               Frequency
                                                                  Due

          Borrowing Base Report                      Monthly, within 20 days
                                                     after end of month.

          Receivables Summary Aging                  Monthly, within 20 days
                                                     after end of month.

          Invoice register / sales journal           As requested.

          Inventory Reports                          Monthly, within 20 days
                                                     after end of month.

          Cash Receipts Journal and Schedule of      As requested.
          Payments on Receivables

          Credits and Extensions Reports             As requested.

          Copies of shipping documents relating to   As requested.
          the Receivables

          List of names and addresses of Account     Semi-Annually on June 30
          Debtors                                    and December 31

          Payable aging report                       Monthly, within 20 days
                                                     after end of month.

          Reconciliation report, reconciling         Monthly, within 30 days
          monthly financial statements with          after end of month.
          Receivables Aging, Inventory and Payable
          Aging

18.     Interest Rate  (ss. 8.2(a),(c))

        Revolving Credit: At Debtor's option, (1) Prime Rate or (2) LIBOR plus 2.25%, available in increments of $500,000 for Interest Periods of 3 or 6 months.

        Term Loan: At Debtor's option, (1) Prime Rate, (2) LIBOR plus 2.25%, available in increments of $1,000,000 for Interest Periods of 6 months or one year, or (3) Treasury Rate plus 2.50%.

19.     Fees and Due Dates  (ss.ss. 2.4 and 8.3(a))


     Type                        Amount                       Due Date(s)

 Loan Origination        One-half of one percent (.50%)     Closing Date only
 (payable to Tony        of the Borrowing Capacity
 Abernethy)

 Unused Line Fee        Three-eighths of one percent        Monthly, in arrears
                        (.375%) per annum on the
                        Revolving Credit Commitment.


Letter of Credit        Normal and customary fees and       Customary
                        charges.

Collateral              $60/hour, not to exceed             First day of month
Examination Expense     $9,000.00 per year for actual       following
Reimbursement           time of examination.                examination


20.     Uncollected Funds Adjustment  (ss. 8.6)

        Zero (0) Business Days.

21.     Additional Covenants  (ss.ss. 10.24 and 11)


22.     Terms of Sale  (ss. 10.3)

        Due  dates of no more  than  thirty  (30)  calendar  days  from  date of
        Invoice,   except  in  regard  to  transactions  specified  below  under
        "Datings."

        Datings:      None.

23.     Permitted Borrowings  (ss. 11.2)

        Only as shown on Exhibit B.

24.     Permitted Investments and Advances  (ss. 11.8(d))

        Up to $500,000 in advances to Nu-Way Beverage Company, outstanding at any given time, which is presently evidenced by that certain promissory note dated July 1, 1995 issued by Nu-Way Beverage Company to FFP Operating Partners, L.P., in the original principal amount of $500,000.

25.     Permitted Guaranties  (ss.ss. 5.18, 11.9)

        None.

26.     Maximum Annual Lease Rentals(ss. 11.10)

        N/A

27.     Permitted Capital Expenditures  (ss. 11.11)

        Up to $6,000,000 annually.

28.     Maximum Aggregate Compensation  (ss. 11.12(a))

        N/A

29.     Maximum Annual Compensation for Certain Individuals  (ss. 11.12(b))

        N/A

30.     Financial Covenants  (ss. 11.7 & 11.15)

        (a) Minimum Tangible Net Worth: Debtor shall maintain at all times a minimum Tangible Net Worth ("TNW") in the amounts set forth below which are to be measured monthly for the time period set forth below:


                 Amount                              Time Period

   $19,100,000                         Closing through December 30, 1998

   Prior year-end TNW plus $400,000    December 31, 1998 to December 30, 1999

   Prior year-end TNW plus $400,000    December 31, 1999 to December 30, 2000

   Prior                               year-end  TNW plus  $400,000
                                       December    31,    2000   to
                                       termination    (in   periods
                                       terminating  on  December 30
                                       and  commencing  on December
                                       31)

   Provided that for any extension period, the amount shall be increased by $400,000 from the prior year-end TNW.

        (b) Maximum Debt to Tangible Net Worth: Debtor shall maintain a ratio of total liabilities (excluding the principal balance of any debt that is subordinated to Secured Party in a manner satisfactory to Secured Party) to Tangible Net Worth of no greater than the ratio set forth below during the time periods set forth below:


   Ratio                  Time Period

  3.6 to 1             At each month-end

        (c) Cash Flow Coverage: Debtor shall maintain, for the period of determination indicated below, a ratio with: (i) the Net Profit After Taxes, plus depreciation and amortization expense, less distributions to holders of equity interests, all for the prior twelve fiscal months as the numerator; and (ii) the sum of the regular contractually scheduled principal payments of any long term debt due over the next twelve fiscal months as the denominator.


   Ratio                  Time Period

  1.5 to 1           Each fiscal year-end.

31.     State  (ss. 1.1(bbb))

        Texas.

32.     Term  (ss. 14.13(a),(b))

        Initial term: The initial term of the Loan Agreement commences on the date hereof and terminates on November 1, 2000.

        Renewal term: Twelve months.

33.     Percentage of Equity Ownership of Consolidated Subsidiaries
        (ss. 5.25 & 10.23)

        FFP Operating Partners, L.P. -- 99%
        FFP Financial Services, L.P. -- 99%
        Direct Fuels, L.P. -- 99%
        FFP Transportation, L.L.C. -- 100%
        Practical Tank Management -- 100%
        FFP Money Order Company, Inc. -- 100%

34.     Prepayment Premium  (ss. 14.13(b))

        Revolving Credit Facility. 2% of the then approved Maximum Amount (as defined in Item 1 hereof) in the first twelve months of the Agreement; 1% of the Maximum Amount in the second twelve months of the Agreement; and 1/2% of the Maximum Amount in the third twelve months of the Agreement.

        Term Loan. 2% of the prepaid amount in the first twelve months of the Agreement; 1% of the prepaid amount in the second twelve months of the Agreement; and 1/2% of the prepaid amount in the third twelve months of the Agreement. Notwithstanding the foregoing, the Term Loan may be repaid without prepayment penalty if the prepayment is a result of the proceeds of the formation of a real estate investment trust.

35.     Other Provisions  (ss. 14.9)

36.     Licenses (ss. 5.21)

        N/A

37.     Eurodollar Lending Office (ss. 1.1(u))

38.     Term Loan (ss. 2.5)

        The lesser of:

        (A)    $8,000,000; or

        (B) 60% of the Value of the Eligible Equipment on the closing date.

The undersigned have executed this Schedule on October 31, 1997.




HSBC BUSINESS LOANS INC.            FFP PARTNERS, L.P.

                                    By:     FFP PARTNERS MANAGEMENT
By:                                         COMPANY, INC., General Partner
        Neal T. Legan
        Vice President


                                        By:
                                             Steven B. Hawkins, Vice President


                                    FFP OPERATING PARTNERS, L.P.

                                    By:    FFP PARTNERS MANAGEMENT
                                           COMPANY, INC., General Partner


                                        By:
                                             Steven B. Hawkins, Vice President


                                    DIRECT FUELS, L.P.

                                    By:    DIRECT FUELS PARTNERS
                                           MANAGEMENT COMPANY, INC.,
                                           General Partner

                                        By:
                                             Steven B. Hawkins, Vice President